Exhibit 10.1

EXECUTION VERSION

$3,000,000,000

CREDIT AGREEMENT

Dated as of November 16, 2012

among

MASTERCARD INCORPORATED,

as Borrower

The Several Lenders

from Time to Time Parties Hereto

CITIBANK, N.A.,

as Managing Administrative Agent

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

CITIGROUP GLOBAL MARKETS INC. and

J.P. MORGAN SECURITIES LLC,

as Lead Arrangers

BANK OF CHINA, NEW YORK BRANCH,

LLOYDS SECURITIES INC.,

RBS SECURITIES INC.,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., and

U.S. BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers and

Documentation Agents

i

3.8	Ownership of Property; Liens	44
3.9	Intellectual Property	44
3.10	No Burdensome Restrictions	44
3.11	Taxes	44
3.12	Federal Margin Regulations	44
3.13	ERISA	45
3.14	Investment Company Act; Other Regulations	45
3.15	Subsidiaries	45
3.16	Purpose of Loans	45
3.17	Environmental Matters	46

SECTION 4. CONDITIONS PRECEDENT		46
4.1	Conditions to Initial Loan	46
4.2	Conditions to Each Loan	48

SECTION 5. AFFIRMATIVE COVENANTS		48
5.1	Financial Statements	48
5.2	Certificates; Other Information	49
5.3	Payment of Obligations	49
5.4	Conduct of Business and Maintenance of Existence	50
5.5	Maintenance of Property; Insurance	50
5.6	Inspection of Property; Books and Records; Discussions	50
5.7	Notices	50
5.8	Environmental Laws	51

SECTION 6. NEGATIVE COVENANTS		52
6.1	Consolidated Leverage Ratio	52
6.2	Limitation on Liens	52
6.3	Limitation on Fundamental Changes	54
6.4	Limitation on Transfer or Disposition of Assets	54
6.5	Limitation on Transactions with Affiliates	55
6.6	Limitation on Lines of Business	55

SECTION 7. EVENTS OF DEFAULT		55

SECTION 8. THE MANAGING ADMINISTRATIVE AGENT		57
8.1	Appointment	57
8.2	Delegation of Duties	58
8.3	Exculpatory Provisions	58
8.4	Reliance by Managing Administrative Agent	58
8.5	Notice of Default	59
8.6	Non-Reliance on Managing Administrative Agent and Other Lenders	59
8.7	Indemnification	59
8.8	Managing Administrative Agent in Its Individual Capacity	60
8.9	Successor Managing Administrative Agent	60
8.10	Substitute Managing Administrative Agent	60

8.11	Arrangers, Etc.	61

SECTION 9. MISCELLANEOUS		61
9.1	Amendments and Waivers	61
9.2	Notices	62
9.3	No Waiver; Cumulative Remedies	65
9.4	Survival of Representations and Warranties	65
9.5	Payment of Expenses and Taxes	65
9.6	Successors and Assigns; Participations and Assignments	66
9.7	Adjustments; Set-off	70
9.8	Counterparts	71
9.9	Severability	71
9.10	Integration	71
9.11	Termination of Commitments and Swing Line Commitments	71
9.12	GOVERNING LAW	71
9.13	Submission To Jurisdiction; Waivers	72
9.14	Acknowledgements	72
9.15	WAIVERS OF JURY TRIAL	72
9.16	Confidentiality	73
9.17	USA PATRIOT Act	73
9.18	Termination of Agreement	73

SCHEDULES

1.2	-	Commitments
3.6	-	Material Litigation
3.15	-	Subsidiaries
6.2(f)	-	Liens

EXHIBITS

A	Form of Revolving Credit Note
B	Form of Swing Line Note
C	Form of Closing Certificate
D-1	Form of CAF Advance Request
D-2	Form of CAF Advance Offer
D-3	Form of CAF Advance Confirmation
D-4	Form of CAF Advance Assignment
E	Form of Swing Line Loan Participation Certificate
F-1	Form of Opinion of General Counsel of Borrower
F-2	Form of Opinion of Special New York Counsel to the Managing Administrative Agent
G	Form of Borrowing Notice
H	Form of Assignment and Acceptance
I	Form of Compliance Certificate
J-1	Form of New Lender Supplement
J-2	Form of Commitment Increase Supplement
K-1	Form of US Tax Certificate
K-2	Form of US Tax Certificate
K-3	Form of US Tax Certificate
K-4	Form of US Tax Certificate

CREDIT AGREEMENT, dated as of November 16, 2012 among MASTERCARD INCORPORATED, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), CITIBANK, N.A., as managing administrative agent for the Lenders hereunder (in such capacity, the “Managing Administrative Agent”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

The parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABR”: a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(i) the rate of interest announced publicly by Citibank in New York City from time to time as Citibank’s base rate; and

(ii) for any day, 1.00% per annum above the London Interbank Offered Rate that would be in effect for a LIBOR Loan having an Interest Period of one month that commences on the second Business Day following such day; and

(iii) for any day, 0.50% per annum above the Federal Funds Rate in effect on such day.

Each change in any interest rate provided for herein based upon the ABR resulting from a change in the ABR shall take effect at the time of such change in the ABR.

“ABR Loans”: Revolving Credit Loans hereunder, the rate of interest applicable to which is based upon the ABR.

“Administrative Agent”: as defined in the preamble hereof.

“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Managing Administrative Agent.

“Affiliate”: as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 25% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement”: this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Applicable Facility Fee Rate”: for any Rating Level Period, the rate per annum set forth below opposite the reference to such Rating Level Period:

Rating Level Period	Applicable Facility Fee Rate

Rating Level 1 Period	0.06%

Rating Level 2 Period	0.08%

Rating Level 3 Period	0.10%

Rating Level 4 Period	0.125%

Rating Level 5 Period	0.175%

Each change in the Applicable Facility Fee Rate resulting from a Rating Level Change shall be effective on the effective date of such Rating Level Change.

“Applicable Margin”: for any Loan of any Type and while any particular Rating Level Period applies, the rate per annum set forth below opposite the reference to the relevant Rating Level Period for Loans of such Type:

Rating Level Period	Applicable Margin
	LIBOR Loans	ABR Loans

Rating Level 1 Period	0.69%	0.0%

Rating Level 2 Period	0.795%	0.0%

Rating Level 3 Period	0.90%	0.0%

Rating Level 4 Period	1.00%	0.0%

Rating Level 5 Period	1.20%	0.20%

Each change in the Applicable Margin resulting from a Rating Level Change shall be effective on the effective date of such Rating Level Change.

“Assignee”: as defined in subsection 9.6(c).

“Available Commitment”: as to any Lender on any day, an amount equal to the excess, if any, of (a) the amount of such Lender’s Commitment then in effect over (b) the aggregate of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (ii) an amount equal to such Lender’s Commitment Percentage of the aggregate principal amount of all Swing Line Loans then outstanding (after giving effect to any repayment of Swing Line Loans on such day).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereof.

“Borrowing Date”: any Business Day specified in a notice pursuant to Sections 2.2, 2.9 or 2.18 as a date on which the Borrower requests the Lenders or a Swing Line Lender, as the case may be, to make Loans hereunder.

“Business”: as defined in subsection 3.17(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that when such term is used to describe a day on which a borrowing, payment or interest rate determination is to be made in respect of a LIBOR Loan or a LIBOR CAF Advance, such day shall also be a day on which dealings in dollar deposits and exchange between banks may be carried on in London, England.

“CAF Advance”: each CAF Advance made pursuant to Section 2.8.

“CAF Advance Availability Period”: the period from and including the Closing Date to and including the date which is 7 days prior to the Revolving Credit Termination Date.

“CAF Advance Confirmation”: each confirmation by the Borrower of its acceptance of CAF Advance Offers, which confirmation shall be substantially in the form of Exhibit D-3 and shall be delivered to the Managing Administrative Agent by facsimile transmission.

“CAF Advance Interest Payment Date”: as to each CAF Advance, each interest payment date specified by the Borrower for such CAF Advance in the related CAF Advance Request.

“CAF Advance Maturity Date”: as to any CAF Advance, the date specified by the Borrower pursuant to subsection 2.9(a) in its acceptance of the related CAF Advance Offer.

“CAF Advance Offer”: each offer by a Lender to make CAF Advances pursuant to a CAF Advance Request, which offer shall contain the information specified in Exhibit D-2 and shall be delivered to the Managing Administrative Agent by telephone, immediately confirmed by facsimile transmission.

“CAF Advance Request”: each request by the Borrower for Lenders to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit D-1 and shall be delivered to the Managing Administrative Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

“Capital Lease”: as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations”: all obligations under Capital Leases of any Person, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person other than a corporation and any and all warrants or options to purchase any of the foregoing.

“Citibank”: Citibank, N.A.

“Closing Date”: the date on which the conditions precedent set forth in Section 4.1 shall be satisfied.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Commitment”: as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.2, as such amount may be reduced or increased from time to time in accordance with the provisions of this Agreement. The aggregate amount of the Commitments of all Lenders on the date hereof is $3,000,000,000.

“Commitment Increase Offer”: as defined in subsection 2.23(a).

“Commitment Increase Supplement”: as defined in subsection 2.23(c).

“Commitment Percentage”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

“Commitment Period”: the period from and including the date hereof to but not including the Revolving Credit Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

“Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code.

“Confidential Information”: information that the Borrower or any of its Subsidiaries (or any of their representatives) furnishes to the Managing Administrative Agent or any Lender, but does not include any such information that is or becomes generally available to the public (other than as a result of a breach of this Agreement) or that was available to the Managing Administrative Agent or such Lender on a non-confidential basis prior to its being furnished by the Borrower or any of its Subsidiaries (other than as a result of a breach of this Agreement or to the extent obtained from a source known to the Managing Administrative Agent or such Lender to be bound by a confidentiality agreement with the Borrower or any of its Subsidiaries and to be in breach of such confidentiality agreement).

“Consolidated Adjusted Debt”: at any date of determination thereof, the sum of Indebtedness for the Borrower and its Subsidiaries determined without duplication to the extent that such Indebtedness would appear on a consolidated balance sheet (including footnotes, with items disclosed only in footnotes having the amounts for purpose of this definition equal to the amounts, if any, disclosed in such footnotes) of the Borrower and its Subsidiaries as of such date prepared in accordance with GAAP.

“Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and (except with respect to clause (j) below) to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of the following items: (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with indebtedness, (c) depreciation and amortization expense, (d) amortization, write-down or write-off of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses, (f) any restructuring charges or expenses, provided that, to the extent any amounts are added pursuant to this clause (f) in determining Consolidated EBITDA in any period, Consolidated EBITDA will be reduced in the quarter in which such charges or expenses are incurred and in each of the immediately following seven quarters by an amount equal to 1/8 of the amount of such charges or expenses so added back, (g) charges in connection with litigation, settlements or judgments, and out of pocket expenses incurred during such period in connection with the litigation, settlements or judgments resulting in such charges during such period, (h) other expenses or charges to the extent that such expenses or charges do not represent a cash item in such period, (i) non-recurring expenses incurred in connection with any acquisition or other investment (including joint ventures), disposition or issuance or incurrence of equity or debt, and (j) cash receipts in respect of income and gains subtracted from Consolidated EBITDA for any prior period pursuant to clause (iii) below minus, (i) to the extent included in the statement of such Consolidated Net Income for such period, any extraordinary income or gains, (ii) cash payments made during such period in respect of items added back to Consolidated EBITDA for any prior period pursuant to clause (h) above, (iii) to the extent included in the statement of such Consolidated Net Income for such period, income and gains to the extent that such income and gains do not represent a cash item with respect to such period and (iv) the reversal of any reserve established for any prior period pursuant to clause (g) above. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (x) if at any time during such Reference Period, the Borrower or any of its Subsidiaries shall have made any Material Disposition (as defined below), the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period (as determined by the Borrower in its reasonable good faith business judgment) or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period (as determined by the Borrower in its reasonable good faith business judgment) and (y) if during such Reference Period, the Borrower or any of its Subsidiaries shall have made a Material Acquisition (as defined below) during such Reference Period, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect (as determined by the Borrower in its reasonable good faith business judgment) to such Material Acquisition as if such acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (A) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common equity interests of a business enterprise and (B) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $500,000,000; and “Material Disposition” means any disposition of property or series of related dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $500,000,000.

“Consolidated Leverage Ratio”: as at the end of any fiscal quarter of the Borrower, the ratio of (a) Consolidated Adjusted Debt on the last day of such fiscal quarter to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such day.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is legally bound.

“Declined Amount”: as defined in subsection 2.23(a).

“Declining Lender”: as defined in subsection 2.23(a).

“Default”: any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Defaulting Lender”: at any time, a Lender as to which the Managing Administrative Agent has notified the Borrower that (i) such Lender has failed to comply with its obligations under this Agreement to make a Loan, and/or make a payment to any Swing Line Lender and/or make a payment to the Managing Administrative Agent hereunder (each a “funding obligation”), in each case within two Business Days of the date required under the terms of the Loan Documents (unless such Lender notifies the Managing Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied (unless waived)), (ii) such Lender has notified the Managing Administrative Agent in writing, or has stated publicly, that it will not comply with any such funding obligation hereunder, or has defaulted on its funding obligations, or has stated publicly that it does not intend to comply with its funding obligations, under other loan agreements or credit agreements or other similar agreements generally (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including any applicable default), to funding a Loan cannot be satisfied (unless waived)), (iii) such Lender has, for not less than three Business Days, failed to confirm in writing to the Managing Administrative Agent and the Borrower, in response to a written request of the Managing Administrative Agent or the Borrower, that it will comply with its funding obligations hereunder, provided that such Lender shall cease to be a Defaulting Lender upon receipt of such confirmation by the Managing Administrative Agent and the Borrower, or (iv) a Lender Insolvency Event has occurred and is continuing with respect to such Lender (provided that neither the reallocation of funding obligations provided for in Section 2.26 as a result of a Lender’s being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will cause the relevant Defaulting Lender to become a Non-Defaulting Lender). Any determination that a Lender is a Defaulting Lender under any one or more of clauses (i) through (iv) above will be made by the Managing Administrative Agent in its reasonable discretion acting in good faith. If the Borrower believes in good faith that a Lender should be determined by the Managing Administrative Agent to be a Defaulting Lender and so notifies the Managing Administrative Agent, citing the reasons therefor, the Managing Administrative Agent shall determine in its reasonable discretion acting in good faith whether or not such Lender is a Defaulting Lender. The Managing Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Reserve Requirements”: for any day as applied to a LIBOR Loan or a LIBOR CAF Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of such system.

“Event of Default”: any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Existing Credit Agreement”: the Credit Agreement dated as of November 22, 2010, among the Borrower, certain Lenders, Citibank, as Managing Administrative Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to the Managing Administrative Agent or any Lender or required to be withheld or deducted from any amounts payable to the Managing Administrative Agent or any Lender:

(i) Taxes that are net income taxes (however denominated), branch profits taxes, and franchise taxes imposed on the Managing Administrative Agent or any Lender as a result of (A) a present or former connection between the Managing Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Managing Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note), or (B) the Managing Administrative Agent or such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein,

(ii) Taxes that are attributable to such Lender’s failure to comply with the requirements of Section 2.21(b);

(iii) United States withholding taxes resulting from any Requirement of Law in effect on the date on which such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such United States withholding taxes under Section 2.21(a);

(iv) Withholding Taxes attributable to such Lender changing its lending office, except to the extent that such Lender was entitled, at the time of the designation of a new lending office, to receive additional amounts from the Borrower with respect to such Taxes under Section 2.21(a); and

(v) United States withholding taxes imposed under FATCA.

“Extending Lender”: as defined in subsection 2.24(b).

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate”: for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations received by the Managing Administrative Agent from three federal funds brokers of recognized standing selected by the Managing Administrative Agent.

“Fixed Rate CAF Advance”: any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

“Fixed Rate CAF Advance Request”: any CAF Advance Request requesting the Lenders to offer to make CAF Advances at a fixed rate of interest (as opposed to a rate composed of the London Interbank Offered Rate plus (or minus) a margin).

“GAAP”: generally accepted accounting principles in the United States in effect from time to time.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include endorsements of instruments for deposit or collection in the ordinary course of business or obligations of the Borrower or its Subsidiaries in respect of settlement failures by one or more of its customers. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Increasing Lender”: as defined in subsection 2.24(d).

“Indebtedness”: (a) all obligations for borrowed money (other than overdrafts incurred in the ordinary course of business), (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the consolidated balance sheet of the Borrower and its Subsidiaries, (c) indebtedness of others secured by any lien on any property owned by the Borrower or any of its Subsidiaries, whether or not such indebtedness has been assumed, (d) all Capitalized Lease Obligations, (e) all outstanding reimbursement obligations resulting from payments made under letters of credit, (f) all Guarantees of Indebtedness of others (excluding Guarantees entered into in the ordinary course of business relating to settlement failures between customers of the Borrower and Guarantees in respect of obligations that have been fully collateralized by the primary obligor), (g) the aggregate unpaid amounts owed with respect to settlements related to actual litigation or disputes underlying threatened litigation and final, non appealable judgments (it being understood that amounts deposited in escrow with respect to any payments under any such settlements and judgments shall not be owed until such time as such settlement and judgments are final and non appealable) and (h) other than for purposes of the definition of “Consolidated Adjusted Debt”, all obligations under Interest Rate Agreements; provided that (x) Indebtedness shall not include (i) trade payables and accrued expenses arising in the ordinary course of business, (ii) indebtedness for borrowed money incurred in the ordinary course of business with respect to any settlement failure by one or more customers of the Borrower, including failure by one or more of its customers to meet merchant payment obligations, so long as such indebtedness is repaid within six Business Days after the date such indebtedness is incurred and is not re-incurred within five Business Days after such repayment, (iii) settlements due to customers in the ordinary course of business (excluding settlements referred to in clause (g) above), (iv) deferred taxes, (v) restricted security deposits held for customers in the ordinary course of business, (vi) underfunded pension liabilities and (vii) obligations with respect to settlements and judgments (other than settlements and judgments referred to in clause (g) above) and (y) the amount of Indebtedness pursuant to clause (h) above shall be the amount that would be payable upon termination of the relevant Interest Rate Agreement (after giving effect to netting).

“Indemnified Taxes”: any Taxes imposed on or with respect to any amounts payable to the Managing Administrative Agent or any Lender under this Agreement or any Notes, other than Excluded Taxes.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Interest Payment Date”: (a) as to any Loan, the rate of interest applicable to which is based upon the ABR, the last day of each March, June, September and December, on the Revolving Credit Termination Date, (b) as to any LIBOR Loan or LIBOR CAF Advance having an Interest Period of three months or less, or any Fixed Rate CAF Advance having an Interest Period of 90 days or less, the last day of such Interest Period and (c) as to any LIBOR Loan or any Fixed Rate CAF Advance having an Interest Period longer than three months or 90 days, respectively, each day which is three months or 90 days, respectively, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period”: (a) with respect to any LIBOR Loan:

(i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one week or one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one week or one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Managing Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

(b) with respect to any CAF Advance, the period specified in the CAF Advance Confirmation with respect to such CAF Advance;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans or LIBOR CAF Advances, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(B) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

(C) any Interest Period pertaining to a LIBOR Loan or a LIBOR CAF Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Interest Rate Agreement”: any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement designed to protect any Person against fluctuations in interest rates.

“International”: MasterCard International Incorporated.

“Lender Insolvency Event”: (i) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent, or (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for a Lender or its Parent Company, or a Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect Parent Company thereof by a Governmental Authority, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject or repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“LIBOR CAF Advance”: any CAF Advance made pursuant to a LIBOR CAF Advance Request.

“LIBOR CAF Advance Request”: any CAF Advance Request requesting the Lenders to offer to make CAF Advances at an interest rate equal to the London Interbank Offered Rate plus (or minus) a margin.

“LIBOR Loans”: Revolving Credit Loans hereunder the rate of interest applicable to which is based upon the London Interbank Offered Rate.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to protect creditors against loss (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Loan”: any Revolving Credit Loan, CAF Advance or Swing Line Loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement and any Notes issued hereunder.

“London Interbank Offered Base Rate”: with respect to each day during each Interest Period pertaining to a LIBOR Loan or a LIBOR CAF Advance, the rate appearing on Reuters Screen LIBOR01 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Managing Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “London Interbank Offered Base Rate” with respect to such LIBOR Loan or LIBOR CAF Advance for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Citibank in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

“London Interbank Offered Rate”: with respect to each day during each Interest Period pertaining to a LIBOR Loan or a LIBOR CAF Advance, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

London Interbank Offered Base Rate 1.00 - Eurocurrency Reserve Requirements

“Managing Administrative Agent”: as defined in the preamble hereof.

“Margin Stock”: margin stock within the meaning of Regulation U.

“Material Adverse Effect”: a material adverse effect on (a) the business, assets, operations, property or financial condition of the Borrower and its Subsidiaries taken as a whole (excluding those disclosed in any of the audited 2011 financial statements of the Borrower, the most recent Annual Report on Form 10-K of the Borrower and any Quarterly Report on Form 10-Q of the Borrower and any Current Report on Form 8-K of the Borrower filed with the SEC subsequent to the date of the Borrower’s most recent Annual Report on Form 10-K prior to the date hereof or in any Schedules to this Agreement as in effect on the date hereof and it being understood that a settlement failure by one or more customers of the Borrower shall not constitute an event, development or circumstance that has a “Material Adverse Effect”) or (b) the validity or enforceability of any of the Loan Documents or the material rights or remedies of the Managing Administrative Agent or the Lenders thereunder, taken as a whole.

“Material Subsidiary”: at any time, any Subsidiary (i) accounting, during the immediately preceding fiscal quarter of the Borrower, for more than 5% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis or (ii) having, as at the last day of such fiscal quarter, more than 5% of the total assets of the Borrower and its Subsidiaries on a consolidated basis, all determined in accordance with GAAP.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Moody’s”: Moody’s Investors Service, Inc., and its successors.

“Moody’s Rating”: at any time, the long-term issuer rating (or, if such rating is not available, the counterparty rating) of the Borrower then most recently announced and effective by Moody’s.

“Multiemployer Plan”: a Plan which is a multiemployer plan as defined in Section 4001 (a)(3) of ERISA and which is subject to Title IV of ERISA, to which the Borrower or any Commonly Controlled Entity is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“New Lender”: as defined in subsection 2.23(b).

“New Lender Supplement”: as defined in subsection 2.23(b).

“Non-Defaulting Lender”: at any time, a Lender that is not a Defaulting Lender.

“Notes”: the collective reference to the Revolving Credit Notes and the Swing Line Note.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant”: as defined in subsection 9.6(b).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Person”: an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Properties”: as defined in Section 3.17.

“Rating Level Change”: a change in the S&P Rating or the Moody’s Rating, as applicable (other than as a result of a change in the rating system of S&P or Moody’s, as applicable) that results in the change from one Rating Level Period to another, which Rating Level Change shall be effective on the date on which the relevant change in the S&P Rating or the Moody’s Rating, as applicable, is first announced and effective by S&P or Moody’s, as applicable. If the rating system of Moody’s or S&P shall change, the Borrower and the Managing Administrative Agent shall negotiate in good faith to amend this definition with the consent of the Required Lenders to reflect such changed rating system and, pending the effectiveness of any such amendment, the Rating Level Period shall be determined by reference to the rating assigned by the other rating agency. If the rating systems of both Moody’s and S&P shall change, the Borrower and the Managing Administrative Agent shall negotiate in good faith to amend this definition with the consent of the Required Lenders to reflect such changed rating systems and (i) pending the effectiveness of any such amendment, the Rating Level Period shall be determined by reference to the rating most recently in effect prior to such change and (ii) upon the effectiveness of any such amendment, such amendment shall be deemed to have become effective on the date of such change in the rating systems of Moody’s and S&P (with any additional amount owing by the Borrower hereunder by reason of any retroactive adjustment in the Applicable Facility Fee Rate or the Applicable Margin to be paid by the Borrower not later than ten Business Days after such effectiveness and any amount to be refunded to the Borrower by any Lender hereunder by reason of any such retroactive adjustment to be deducted by the Borrower from its next payments hereunder to or for the account of such Lender).

“Rating Level Period”: a Rating Level 1 Period, a Rating Level 2 Period, a Rating Level 3 Period, a Rating Level 4 Period or a Rating Level 5 Period; provided that:

(i)	“Rating Level 1 Period”: a period during which the S&P Rating is A+ or better or the Moody’s Rating is A1 or better;

(ii)	“Rating Level 2 Period”: a period during which the S&P Rating is A or the Moody’s Rating is A2;

(iii)	“Rating Level 3 Period”: a period during which the S&P Rating is A- or the Moody’s Rating is A3;

(iv)	“Rating Level 4 Period”: a period during which the S&P Rating is BBB+ or the Moody’s Rating is Baa1;

(v)	“Rating Level 5 Period”: a period that is neither a Rating Level 1 Period, a Rating Level 2 Period, a Rating Level 3 Period nor a Rating Level 4 Period;

(vi)	If during any period both an S&P Rating and a Moody’s Rating have been announced and are effective, if such S&P Rating and Moody’s Rating shall not be equivalent to each other, the higher such rating shall be used to determine the Rating Level Period, provided that, if such S&P Rating and Moody’s Rating shall be separated by more than one level (it being acknowledged and agreed by way of example that the ratings of “BBB+” and “BBB” are separated by one level), the lower such rating, adjusted up by one level, shall be used to determine the Rating Level Period.

If Moody’s or S&P shall cease to issue debt ratings generally, then the Managing Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute agency with that of the rating agency for which it is substituting) with the consent of the Required Lenders and (i) until such substitute rating agency is agreed upon, the foregoing Rating Level Period (and any Rating Level Change) will be determined on the basis of the rating assigned by the other rating agency and (ii) after such substitute agency is agreed upon, the Rating Level Period will be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency.

“Register”: as defined in subsection 9.6(e).

“Regulation T”: Regulation T of the Board as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Regulation X”: Regulation X of the Board as in effect from time to time.

“Regulation Y”: Regulation Y of the Board as in effect from time to time.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. § 4043.

“Required Lenders”: at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the president and chief executive officer and the chief operating officer of the Borrower and, with respect to financial matters, the chief financial officer or the Treasurer or Assistant Treasurer of the Borrower.

“Revolving Credit Loans”: as defined in Section 2.1.

“Revolving Credit Note”: as defined in subsection 2.5(e).

“Revolving Credit Termination Date”: November 16, 2017, as extended from time to time pursuant to Section 2.24, or such earlier date as the Commitments shall terminate pursuant to the terms hereof; provided that if the Revolving Credit Termination Date would otherwise fall on a day that is not a Business Day, the Revolving Credit Termination Date shall be the immediately preceding Business Day.

“S&P”: Standard & Poor’s Financial Services LLC, and its successors.

“S&P Rating”: at any time, the long-term issuer rating (or, if such rating is not available, the counterparty rating) of the Borrower then most recently announced and effective by S&P.

“Single Employer Plan”: any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Subsidiary”: as to any Person, a corporation, partnership or other entity of which a majority of the Voting Shares are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swing Line Commitment”: a Swing Line Lender’s obligation to make Swing Line Loans pursuant to Section 2.18. The amount of each Swing Line Lender’s Swing Line Commitment on the date hereof is $200,000,000.

“Swing Line Commitment Shortfall”: as defined in subsection 2.18(a).

“Swing Line Lenders”: Citibank, JPMorgan Chase Bank, N.A., Bank of China, New York Branch, Lloyds TSB Bank plc, The Royal Bank of Scotland plc, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank, National Association, each in its capacity as a provider of Swing Line Loans, as well as each Lender designated to be a Swing Line Lender in accordance with subsection 2.18(a) and each Lender that is the assignee of a Swing Line Commitment assigned pursuant to Section 9.6(c).

“Swing Line Loan Participation Certificate”: a certificate in substantially the form of Exhibit E.

“Swing Line Loans”: as defined in subsection 2.18(a).

“Swing Line Note”: as defined in subsection 2.18(b).

“Swing Line Portion” as defined in subsection 2.26(c).

“Taxes”: any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tranche”: the collective reference to LIBOR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such loans shall originally have been made on the same day); Tranches may be identified as “LIBOR Tranches”.

“Transferee”: as defined in subsection 9.6(g).

“Type”: as to any Revolving Credit Loan, its nature as an ABR Loan or a LIBOR Loan.

“United States”: the United States of America.

“Voting Shares”: as to any Person, shares of stock of or other ownership interests in such Person having ordinary voting power (other than such stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or similar managers) of such Person.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

(b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, as in effect from time to time. If the Borrower notifies the Managing Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate or modify the effect of (x) any change occurring after the date hereof in GAAP or in the application or interpretation thereof on the operation of such provision or (y) any change in the last day of the first three fiscal quarters of the Borrower in any fiscal year from March 31, June 30 or September 30 or the last day of the fiscal year of the Borrower from December 31 (or if the Managing Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof or in the last day of any fiscal quarter or fiscal year, then such provision shall be interpreted (i) on the basis of GAAP, as in effect and applied immediately before such change shall have become effective or (ii) disregarding any such change in the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, in each case until such notice shall have been withdrawn or such provision amended in accordance herewith.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. AMOUNT AND TERMS OF LOANS

2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (“Revolving Credit Loans”) to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding, when added to such Lender’s Commitment Percentage of all outstanding Swing Line Loans, not to exceed the amount of such Lender’s Commitment, provided that the aggregate principal amount of all Loans outstanding at any time shall not exceed the aggregate amount of the Commitments at such time. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

(b) The Revolving Credit Loans may from time to time be LIBOR Loans, ABR Loans, or a combination thereof, as determined by the Borrower and notified to the Managing Administrative Agent in accordance with Sections 2.2 and 2.7.

2.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Managing Administrative Agent irrevocable notice (which notice must be received by the Managing Administrative Agent prior to (a) 4:00 P.M., New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially LIBOR Loans, or (b) 3:00 P.M., New York City time, on the same Business Day of the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of LIBOR Loans, ABR Loans, or a combination thereof and (iv) if the borrowing is to be entirely or partly of LIBOR Loans, the respective amounts of each such Type of Revolving Credit Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to at least $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then aggregate Available Commitments are less than $10,000,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Managing Administrative Agent shall promptly notify each Lender thereof. Except as contemplated by subsection 2.18(c), each Lender will make the amount of its pro rata share of each borrowing available to the Managing Administrative Agent for the account of the Borrower at the office of the Managing Administrative Agent specified in Section 9.2 prior to 2:00 P.M., New York City time, to the extent the requested Revolving Credit Loans are to be initially LIBOR Loans, or 4:00 P.M., New York City time, otherwise, on the Borrowing Date requested by the Borrower in funds immediately available to the Managing Administrative Agent. Such borrowing will then be made available to the Borrower by the Managing Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Managing Administrative Agent by the Lenders and in like funds as received by the Managing Administrative Agent.

2.3 Facility Fee. The Borrower agrees to pay to the Managing Administrative Agent for the account of each Lender a facility fee for the period from and including the first day of the Commitment Period to the Revolving Credit Termination Date, computed at a rate per annum equal to the Applicable Facility Fee Rate on the average daily Commitment of such Lender, whether or not utilized, from and including the first day of the Commitment Period until the Revolving Credit Termination Date. Such facility fee shall be payable quarterly in arrears on the last day of each March, June, September and December, on the Revolving Credit Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

Anything herein to the contrary notwithstanding, during any period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any facility fees accruing during such period pursuant to this Section 2.3 on the amount of its Commitment equal to the average daily unutilized portion thereof during such period (without prejudice to the rights of the Swing Line Lenders in respect of such facility fees).

2.4 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than one Business Day’s notice to the Managing Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, provided that (a) after giving effect to such termination or reduction, the aggregate outstanding principal amount of the Loans shall not exceed the aggregate Commitments and (b) a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice (and any required prepayments) may be revoked by the Borrower (by notice to the Managing Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.

2.5 Repayment of Revolving Credit Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Managing Administrative Agent for the account of each Lender the unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.14.

(b) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing indebtedness of the Borrower to such Lender resulting from each Revolving Credit Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Managing Administrative Agent shall maintain the Register pursuant to subsection 9.6(e), and a record therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Managing Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d) The entries made in the Register and the records of each Lender maintained pursuant to subsection 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Managing Administrative Agent to maintain the Register or any such record, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

(e) The Borrower agrees that, upon the request to the Managing Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a “Revolving Credit Note”).

2.6 Optional Prepayments. The Borrower may at any time and from time to time prepay the Revolving Credit Loans, in whole or in part, without premium or penalty (subject to Section 2.22), upon at least two Business Days’ irrevocable notice to the Managing Administrative Agent, if such prepayment is to be applied in whole or in part to LIBOR Loans, and upon same day notice otherwise (which notices shall be made on the relevant day not later than 11:00 A.M., New York City time), specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, or a combination of LIBOR and ABR Loans, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Managing Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid and any other amounts payable pursuant to Section 2.22, provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Managing Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Partial prepayments shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. The Borrower shall not have the right to prepay any principal amount of any CAF Advance except as provided in subsection 2.10(a). Prepayments of any Swing Line Loan shall be as provided in subsection 2.18(a).

2.7 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert LIBOR Loans to ABR Loans by giving the Managing Administrative Agent at least three Business Days’ prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to LIBOR Loans by giving the Managing Administrative Agent at least three Business Days’ prior irrevocable notice of such election. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Managing Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans and ABR Loans may be converted as provided herein, provided that (i) no Revolving Credit Loan may be converted into a LIBOR Loan when any Event of Default has occurred and is continuing and the Managing Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate, and (ii) no Swing Line Loan may be converted into a loan that bears interest at any rate other than the ABR.

(b) Any LIBOR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Managing Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Revolving Credit Loans, provided that no LIBOR Loan may be continued as such when any Event of Default has occurred and is continuing and the Managing Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate; and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Revolving Credit Loans shall (in the case of failure to give such notice, if the Borrower would have then been entitled to select a one month Interest Period for such LIBOR Loan) be automatically converted to LIBOR Loans with an Interest Period of one month on the last day of such then expiring Interest Period or (in all other cases) be converted to ABR Loans.

2.8 CAF Advances. Subject to the terms and conditions of this Agreement, the Borrower may borrow CAF Advances from time to time on any Business Day during the CAF Advance Availability Period. CAF Advances may be borrowed in amounts such that the aggregate principal amount of all Loans outstanding at any time shall not exceed the aggregate amount of the Commitments at such time. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Borrower may from time to time borrow, repay and reborrow CAF Advances.

2.9 Procedure for CAF Advance Borrowing. (a) The Borrower shall request CAF Advances by delivering a CAF Advance Request to the Managing Administrative Agent not later than 1:00 P.M., New York City time, four Business Days prior to the proposed Borrowing Date (in the case of a LIBOR CAF Advance Request), and not later than 11:00 A.M., New York City time, one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request in respect of any Borrowing Date may solicit bids for CAF Advances on such Borrowing Date in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative CAF Advance Maturity Dates. The CAF Advance Maturity Date for each CAF Advance shall be the date set forth therefor in the relevant CAF Advance Request, which date shall be (i) not less than 7 days nor more than 60 days after the Borrowing Date therefor, in the case of a Fixed Rate CAF Advance, (ii) one or two months after the Borrowing Date therefor, in the case of a LIBOR CAF Advance and (iii) not later than the Revolving Credit Termination Date, in the case of any CAF Advance. The Managing Administrative Agent shall notify each Lender promptly by facsimile transmission of the contents of each CAF Advance Request received by the Managing Administrative Agent.

(b) In the case of a LIBOR CAF Advance Request, upon receipt of notice from the Managing Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the applicable London Interbank Offered Rate plus (or minus) a margin determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Managing Administrative Agent, before 10:30 A.M., New York City time, on the day that is three Business Days before the proposed Borrowing Date, setting forth:

(i) the maximum amount of CAF Advances for each CAF Advance Maturity Date and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates which such Lender would be willing to make (which amounts may, subject to Section 2.8, exceed such Lender’s Commitment); and

(ii) the margin above or below the applicable London Interbank Offered Rate at which such Lender is willing to make each such CAF Advance.

The Managing Administrative Agent shall advise the Borrower before 11:00 A.M., New York City time, on the date which is three Business Days before the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Managing Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 10:15 A.M., New York City time, on the date which is three Business Days before the proposed Borrowing Date.

(c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the Managing Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Managing Administrative Agent before 9:30 A.M., New York City time, on the proposed Borrowing Date, setting forth:

(i) the maximum amount of CAF Advances for each CAF Advance Maturity Date, and the aggregate maximum amount for all CAF Advance Maturity Dates, which such Lender would be willing to make (which amounts may, subject to Section 2.8, exceed such Lender’s Commitment); and

(ii) the rate of interest at which such Leader is willing to make each such CAF Advance.

The Managing Administrative Agent shall advise the Borrower before 10:00 A.M., New York City time, on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Managing Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 9:15 A.M., New York City time, on the proposed Borrowing Date.

(d) Before 11:30 A.M., New York City time, three Business Days before the proposed Borrowing Date (in the case of CAF Advances requested by a LIBOR CAF Advance Request) and before 10:30 A.M., New York City time, on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Borrower, in its absolute discretion, shall:

(i) cancel such CAF Advance Request by giving the Managing Administrative Agent telephone notice to that effect, or

(ii) by giving telephone notice to the Managing Administrative Agent (immediately confirmed by delivery to the Managing Administrative Agent of a CAF Advance Confirmation by facsimile transmission) (A) subject to the provisions of subsection 2.9(e), accept one or more of the offers made by any Lender or Lenders pursuant to subsection 2.9(b) or subsection 2.9(c), as the case may be, and (B) reject any remaining offers made by Lenders pursuant to subsection 2.9(b) or subsection 2.9(c), as the case may be.

(e) The Borrower’s acceptance of CAF Advances in response to any CAF Advance Offers shall be subject to the following limitations:

(i) the amount of CAF Advances accepted for each CAF Advance Maturity Date specified by any Lender in its CAF Advance Offer shall not exceed the maximum amount for such CAF Advance Maturity Date specified in such CAF Advance Offer;

(ii) the aggregate amount of CAF Advances accepted for all CAF Advance Maturity Dates specified by any Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such CAF Advance Maturity Dates;

(iii) the Borrower may not accept offers for CAF Advances for any CAF Advance Maturity Date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

(iv) if the Borrower accepts any of such offers, it must accept offers based solely upon pricing for each relevant CAF Advance Maturity Date and upon no other criteria whatsoever, and if two or more Lenders submit offers for any CAF Advance Maturity Date at identical pricing and the Borrower accepts any of such offers but does not wish to (or, by reason of the limitations set forth in Section 2.8, cannot) borrow the total amount offered by such Lenders with such identical pricing, the Borrower shall accept offers from all of such Lenders in amounts allocated among them pro rata according to the amounts offered by such Lenders (with appropriate rounding, in the sole discretion of the Borrower, to assure that each accepted CAF Advance is an integral multiple of $1,000,000); provided that if the number of Lenders that submit offers for any CAF Advance Maturity Date at identical pricing is such that, after the Borrower accepts such offers pro rata in accordance with the foregoing provisions of this paragraph, the CAF Advance to be made by any such Lender would be less than $5,000,000 principal amount, the number of such Lenders shall be reduced by the Managing Administrative Agent by lot until the CAF Advances to be made by each such remaining Lender would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

(f) If the Borrower notifies the Managing Administrative Agent that a CAF Advance Request is cancelled pursuant to subsection 2.9(d)(i), the Managing Administrative Agent shall give prompt telephone notice thereof to the Lenders.

(g) If the Borrower accepts pursuant to subsection 2.9(d)(ii) one or more of the offers made by any Lender or Lenders, the Managing Administrative Agent promptly shall notify each Lender which has made such an offer of (i) the aggregate amount of such CAF Advances to be made on such Borrowing Date for each CAF Advance Maturity Date and (ii) the acceptance or rejection of any offers to make such CAF Advances made by such Lender. Before 12:00 Noon, New York City time, on the Borrowing Date specified in the applicable CAF Advance Request, each Lender whose CAF Advance Offer has been accepted shall make available to the Managing Administrative Agent at its office set forth in Section 9.2 the amount of CAF Advances to be made by such Lender, in immediately available funds. The Managing Administrative Agent will make such funds available to the Borrower as soon as practicable on such date at such office of the Managing Administrative Agent. As soon as practicable after each Borrowing Date, the Managing Administrative Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective CAF Advance Maturity Dates thereof.

2.10 CAF Advance Payments. (a) The Borrower hereby unconditionally promises to pay to the Managing Administrative Agent, for the account of each Lender which has made a CAF Advance, on the applicable CAF Advance Maturity Date, the then unpaid principal amount of such CAF Advance. The Borrower shall not have the right to prepay any principal amount of any CAF Advance without the consent of the Lender to which such CAF Advance is owed.

(b) The Borrower hereby further agrees to pay interest on the unpaid principal amount of each CAF Advance from the Borrowing Date of such CAF Advance to the applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

(c) If any principal of, or interest on, any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the overdue amount of such CAF

Advance shall, without limiting any rights of any Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% per annum above the rate which would otherwise be applicable to such CAF Advance until the stated CAF Advance Maturity Date of such CAF Advance, and for each day thereafter at a rate per annum which is 2% per annum above the ABR, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this paragraph (c) shall be payable from time to time on demand.

2.11 Evidence of Debt. Each Lender shall maintain in accordance with its usual practice appropriate records evidencing indebtedness of the Borrower to such Lender resulting from each CAF Advance of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of such CAF Advance. The Managing Administrative Agent shall maintain the Register pursuant to subsection 9.6(e), and a record therein for each Lender, in which shall be recorded (i) the amount of each CAF Advance made by such Lender, the CAF Advance Maturity Date thereof, the interest rate applicable thereto and each CAF Advance Interest Payment Date applicable thereto, and (ii) the amount of any sum received by the Managing Administrative Agent hereunder from the Borrower on account of such CAF Advance. The entries made in the Register and the records of each Lender maintained pursuant to this Section shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Managing Administrative Agent to maintain the Register or any such record, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the CAF Advances made by such Lender reflected in the Register as the owner thereof in accordance with the terms of this Agreement.

2.12 Certain Restrictions. A CAF Advance Request may request offers for CAF Advances to be made on not more than one Borrowing Date and to mature on not more than three CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Business Days after submission of any other CAF Advance Request.

2.13 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans comprising each LIBOR Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than ten LIBOR Tranches outstanding at any time.

2.14 Interest Rates and Payment Dates. (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the London Interbank Offered Rate for such Interest Period plus the Applicable Margin.

(b) Each ABR Loan and Swing Line Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin. Each CAF Advance shall bear interest as provided in Section 2.10.

(c) If all or a portion of (i) any principal of any Revolving Credit Loan or Swing Line Loan, (ii) any interest payable thereon, (iii) any facility fee or (iv) any other amount payable hereunder (other than overdue CAF payments provided for in subsection 2.10(c)) shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue amount shall bear interest at a rate per annum which is (x) in the case of any such overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% per annum or (y) in the case of any such overdue interest, facility fee or other amount, the rate applicable to ABR Loans pursuant to subsection 2.14(b) plus 2% per annum, in each case from the date of such non-payment until such overdue principal, interest, facility fee or other amount is paid in full (as well after as before judgment).

(d) Interest on Revolving Credit Loans and Swing Line Loans shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.15 Computation of Interest and Fees. (a) Whenever it is calculated by reference to clause (i) of the defined term “ABR”, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and the facility fee shall be calculated on the basis of a 360-day year for the actual days elapsed. The Managing Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a London Interbank Offered Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Managing Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Managing Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Managing Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Managing Administrative Agent in determining any interest rate pursuant to subsection 2.14(a) or 2.7(b).

2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Managing Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the London Interbank Offered Rate for such Interest Period, or

(b) the Managing Administrative Agent shall have received notice from the Required Lenders that the London Interbank Offered Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Managing Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, and during such period until such circumstances described in paragraph (a) and (b) above cease to exist, (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans, shall be converted to or continued as ABR Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Managing Administrative Agent (it being understood that the Managing Administrative Agent shall promptly withdraw any such notice if the circumstances described in paragraphs (a) and (b) above cease to exist) no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to LIBOR Loans, as the case may be.

2.17 Pro Rata Treatment and Payments. (a) Except as provided in Section 2.23(d), each borrowing of Revolving Credit Loans by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any facility fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Loans (other than any CAF Advance) shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Managing Administrative Agent, for the account of the Lenders, at the Managing Administrative Agent’s office specified in Section 9.2, in Dollars and in immediately available funds. The Managing Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(b) Unless the Managing Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its allocable share of such borrowing available to the Managing Administrative Agent, the Managing Administrative Agent may assume that such Lender is making such amount available to the Managing Administrative Agent, and the Managing Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Managing Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Managing Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Managing

Administrative Agent. A certificate of the Managing Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender’s Commitment Percentage of such borrowing is not made available to the Managing Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Managing Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower. If any such Lender shall subsequently pay its Commitment Percentage of such borrowing with interest thereon to the Managing Administrative Agent, the Managing Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period pursuant to the immediately preceding sentence.

2.18 Swing Line Commitment. (a) Subject to the terms and conditions hereof, each Swing Line Lender agrees to make swing line loans (“Swing Line Loans”) to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of each Swing Line Lender’s Swing Line Commitment, provided that (i) the aggregate principal amount of all Loans outstanding at any one time shall not exceed the aggregate amount of the Commitments at such time and (ii) the aggregate principal amount of all Swing Line Loans outstanding at any one time shall not exceed $1,400,000,000. If the aggregate amount of all Swing Line Commitments is at any time less than $1,400,000,000 (such shortfall, the “Swing Line Commitment Shortfall”), the Borrower may designate one or more of the other existing Lenders as Swing Line Lenders (it being understood that the Swing Line Commitments of any such Lender may, at the option of such Lender, exceed its Commitment), having Swing Line Commitments in an aggregate amount not exceeding the Swing Line Commitment Shortfall; provided that no Lender may be so designated unless it agrees in its sole discretion to act in such capacity. The Swing Line Commitment of each Swing Line Lender (unless otherwise agreed by such Swing Line Lender) shall be reduced as follows: (x) upon any reduction of the Commitment of any Lender that is also a Swing Line Lender pursuant to Section 2.4, the Swing Line Commitment of such Swing Line Lender shall be reduced by the same proportion as such Commitment is so reduced and (y) upon any assignment by such Swing Line Lender of all or any portion of its Swing Line Commitment pursuant to subsection 9.6(c) and the assumption by the relevant assignee of the amount of such Swing Line Commitment so assigned, the Swing Line Commitment of such Swing Line Lender shall be reduced by the amount of its Swing Line Commitment so assigned. During the Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall bear interest based upon the ABR and shall not be entitled to be converted into loans that bear interest at any other rate. The Borrower shall give the relevant Swing Line Lender (with a copy to the Managing Administration Agent) irrevocable notice (which notice must be received by the Swing Line Lender prior to 4:00 P.M., New York City time, on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in a minimum amount of $100,000 or a whole multiple of $50,000 in excess thereof). The proceeds of the Swing Line Loan will be made available by such Swing Line Lender to the Borrower at the office of such Swing Line Lender by 5:00 P.M., New York City time, on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds. The Borrower may, at any time and from time to time, prepay the Swing Line Loans of such Swing Line Lender, in whole or in part, without premium or penalty, by notifying such Swing Line Lender prior to 4:00 P.M., New York

City time, on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple of $50,000 in excess thereof.

(b) The Borrower hereby unconditionally promises to pay to the Managing Administrative Agent for the account of each Swing Line Lender the unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section 7). The Swing Line Loans shall, at the request of the relevant Swing Line Lender, be evidenced by and repayable with interest in accordance with a promissory note of the Borrower substantially in the form of Exhibit B to this Agreement, with appropriate insertions (the “Swing Line Note”), payable to such Swing Line Lender and representing the obligation of the Borrower to pay the amount of the Swing Line Commitment of such Swing Ling Lender or, if less, the unpaid principal amount of the Swing Line Loans owing to such Swing Line Lender, with interest thereon as prescribed in Section 2.14. Each Swing Line Lender is hereby authorized to record the Borrowing Date, the amount of each Swing Line Loan made by such Swing Line Lender and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Swing Line Note of such Swing Line Lender and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by such Swing Line Lender to make any such recordation shall not affect any of the obligations of the Borrower under such Swing Line Note or this Agreement. Each Swing Line Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Termination Date and (c) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Section 2.14.

(c) Any Swing Line Lender at any time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs each Swing Line Lender to act on its behalf) request each Lender, including each Swing Line Lender, to make a Revolving Credit Loan that shall be initially an ABR Loan in an amount equal to such Lender’s Commitment Percentage of the amount of the Swing Line Loans of such Swing Line Lender outstanding on the date such notice is given (the “Outstanding Swing Line Loans”). Unless any of the events described in paragraph (f) of Section 7 shall have occurred with respect to the Borrower (in which event the procedures of paragraph (e) of this Section shall apply) each Lender shall make the proceeds of its Revolving Credit Loan available to the Managing Administrative Agent for the account of such Swing Line Lender at the office of the Managing Administrative Agent specified in Section 9.2 prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay such outstanding Swing Line Loans. Effective on the day such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans, shall no longer be due under each Swing Line Note of such Swing Line Lender and shall be evidenced as provided in subsection 2.5(b).

(d) Notwithstanding anything herein to the contrary, no Swing Line Lender shall be obligated to make any Swing Line Loans if the conditions set forth in Section 4.2 have not been satisfied.

(e) If prior to the making of a Revolving Credit Loan pursuant to subsection 2.18(c) one of the events described in paragraph (f) of Section 7 shall have occurred and be continuing with respect to the Borrower, each Lender will, on the date such Revolving Credit Loan was to have been made pursuant to the notice in subsection 2.18(c), purchase an undivided participating interest in each Outstanding Swing Line Loan in an amount equal to (i) its Commitment Percentage times (ii) the principal amount of such Swing Line Loan then outstanding. Each Lender will immediately transfer to the relevant Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof such Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

(f) Whenever, at any time after any Lender has purchased a participating interest in a Swing Line Loan of any Swing Line Lender, such Swing Line Lender receives any payment on account thereof, such Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to such Swing Line Lender any portion thereof previously distributed by such Swing Line Lender to it.

(g) Each Lender’s obligation to make the Revolving Credit Loans referred to in subsection 2.18(c) and to purchase participating interests pursuant to subsection 2.18(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against any Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or termination of the Commitments; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any Subsidiary or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(h) If a Lender becomes, and during the period it remains, a Defaulting Lender, any Swing Line Lender may, upon prior written notice to the Borrower and the Managing Administrative Agent, resign as a Swing Line Lender, effective at the close of business New York time on a date specified in such notice (which date may not be less than three Business Days after the date of such notice); provided, that (i) no Swing Line Lender may so resign unless both (x) such Defaulting Lender’s Swing Line Portion cannot be fully reallocated under Section 2.26(c)(i) and (y) the Borrower fails to comply with its obligations under Section 2.26(c)(ii) and (ii) such resignation by the Swing Line Lender will have no effect on its rights in respect of any outstanding Swing Line Loans or on the obligations of the Borrower, any Lender or any other Swing Line Lender under this Agreement with respect to any such outstanding Swing Line Loans.

2.19 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement then, on notice by such Lender to the Borrower through the Managing Administrative Agent, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert ABR Loans to LIBOR Loans shall forthwith be cancelled and (b) such Lender’s Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.20.

2.20 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes, Excluded Taxes and changes in the rate of tax on the overall net income of such Lender);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the London Interbank Offered Rate hereunder; or

(iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding liquidity or capital adequacy requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding liquidity or capital adequacy requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

(c) If any Lender becomes entitled to claim any additional amounts pursuant to paragraphs (a) or (b) of this Section 2.20, it shall promptly notify the Borrower (with a copy to the Managing Administrative Agent) of the event by reason of which it has become so entitled and of the basis for the calculation of such additional amounts; provided that the Borrower shall not be required to compensate a Lender pursuant to such paragraph for any increased costs incurred more than 180 days prior to the date that such Lender notifies the Borrower of the change giving rise to such increased costs and of such Lender’s intention to claim compensation therefor; provided, further that, if the change giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof, and provided, further, that no Lender shall claim any additional amounts pursuant to paragraphs (a) or (b) of this Section unless such Lender is generally seeking similar reimbursement from similarly situated borrowers and the compensation claimed pursuant to such paragraphs is not in excess of the corresponding amounts that such Lender is seeking from such similarly situated borrowers. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower (with a copy to the Managing Administrative Agent), describing the basis for the calculation of such amounts, shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d) For purposes of Section 2.19 and this Section 2.20, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives in connection therewith and (ii) rules, regulations, orders, requests, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been adopted and gone into effect after the date of this Agreement.

(e) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a), (b) or (c) or payment of additional amounts under Section 2.21 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event or reducing additional amounts payable under Section 2.21; provided, that such designation is made on terms that, in the sole judgment of such Lender, would not subject such Lender to any unreimbursed cost or expense and would not otherwise cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a), (b) or (c), or 2.21.

2.21 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of any Taxes, unless required by applicable law. If any such Taxes are required to be withheld from any amounts payable to the Managing Administrative Agent or any Lender hereunder or under any Note, (i) the Borrower or the Managing Administrative Agent shall be entitled to make such withholding and shall pay the full amount withheld to the relevant Governmental Authority in accordance with applicable law, and (ii) if such Taxes are Indemnified Taxes, the amounts so payable to the Managing Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Managing Administrative Agent or such Lender (after payment of all Indemnified Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Indemnified Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Managing Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or other evidence of such payment reasonably satisfactory to the Managing Administrative Agent. If the Borrower fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to the Managing Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Managing Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Managing Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b) Each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Managing Administrative Agent, on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Managing Administrative Agent), two properly completed and duly signed copies of United States Internal Revenue Service Form W-9 (or any subsequent versions or successors thereto) certifying that such Lender is exempt from United States federal withholding tax. To the extent it is legally entitled to do so, each Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall:

(i) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Managing Administrative Agent), deliver to the Borrower and the Managing Administrative Agent (x) two duly completed copies of United States Internal Revenue Service Form W-8 BEN or W-8 ECI or W-8 IMY (together with any applicable underlying United States Internal Revenue Service forms and other certification documents), or any subsequent versions or successors thereto, (y) in the case of a Non-U.S. Lender claiming, in each case, exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit K-1, K-2, K-3 or K-4 (as applicable) and the applicable United States Internal Revenue Service Form W-8 or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, United States federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents, or

(z) any other form prescribed by applicable requirements of United States federal income tax law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the Managing Administrative Agent to determine the withholding or deduction required to be made;

(ii) deliver to the Borrower and the Managing Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or the Managing Administrative Agent; and

(iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Managing Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Managing Administrative Agent. Such Lender shall, to the extent it is legally entitled to do so, certify that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Person that shall become a Lender or a Participant pursuant to Section 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(c) If a payment made to the Managing Administrative Agent or any Lender under this Agreement and any Notes would be subject to United States federal withholding Tax imposed by FATCA if the Managing Administrative Agent or any Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Managing Administrative Agent or such Lender shall deliver to the Borrower and the Managing Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Managing Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Managing Administrative Agent as may be necessary for the Borrower and the Managing Administrative Agent to comply with their obligations under FATCA and to determine that the Managing Administrative Agent or such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d) If the Managing Administrative Agent or any Lender determines, in its sole discretion, exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.21, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.21 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of the Managing Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Managing Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Managing Administrative Agent or such Lender in the event the Managing Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.

2.22 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making either (i) a borrowing of LIBOR Loans or LIBOR CAF Advances or (ii) a conversion into or continuation of LIBOR Loans, in each case after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement (in the case of a borrowing of LIBOR CAF Advances, so long as the Borrower shall have accepted a CAF Advance offered in connection with any such notice), (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement (regardless of whether such notice is permitted to be revocable under Section 2.4 or 2.6 and is revoked in accordance herewith) or (c) the making of either (i) a prepayment of LIBOR Loans, LIBOR CAF Advances or Fixed Rate CAF Advances or (ii) a conversion of LIBOR Loans, in each case on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall constitute an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section shall be submitted to the Borrower by such Lender. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.23 Commitment Increases. (a) In the event that Borrower wishes to increase the aggregate Commitments, it shall notify the Lenders (through the Managing Administrative Agent) of the amount of such proposed increase (such notice, a “Commitment Increase Offer”). Each Commitment Increase Offer shall offer the Lenders the opportunity to participate in the increased Commitments ratably in accordance with their respective Commitment Percentages. In the event that any Lender (each, a “Declining Lender”) shall fail to accept in writing a Commitment Increase Offer within 10 Business Days after receiving notice thereof, all or any portion of the proposed increase in the Commitments offered to the Declining Lenders (the aggregate of such offered amounts, the

“Declined Amount”) may instead be allocated to any one or more additional banks, financial institutions or other entities pursuant to paragraph (b) below and/or to any one or more existing Lenders pursuant to paragraph (c)(ii) below.

(b) Any additional bank, financial institution or other entity (herein called a “New Lender”) which, with the consent of the Borrower and the Managing Administrative Agent, elects to become a party to this Agreement and obtain a Commitment in an amount equal to all or any portion of a Declined Amount, shall execute a New Lender Supplement (each, a “New Lender Supplement”) with the Borrower and the Managing Administrative Agent, substantially in the form of Exhibit J-1, whereupon such New Lender shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule 1.2 shall be deemed to be amended to add the name and Commitment of such New Lender.

(c) Any Lender which (i) accepts a Commitment Increase Offer pursuant to subsection 2.23(a) or (ii) with the consent of the Borrower elects to increase its Commitment by an amount equal to all or any portion of a Declined Amount shall, in each case, execute a Commitment Increase Supplement (each, a “Commitment Increase Supplement”) with the Borrower and the Managing Administrative Agent, substantially in the form of Exhibit J-2, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule 1.2 shall be deemed to be amended to so increase the Commitment of such Lender.

(d) If on the date upon which a bank, financial institution or other entity becomes a New Lender pursuant to subsection 2.23(b) or upon which a Lender’s Commitment is increased pursuant to subsection 2.23(c) there is an unpaid principal amount of Revolving Credit Loans, the Borrower shall borrow Revolving Credit Loans from the Lenders and/or (subject to compliance by the Borrower with Section 2.22) prepay Revolving Credit Loans of the Lenders (which borrowings and prepayments may be on a non-ratable basis) such that, after giving effect thereto, the Revolving Credit Loans (including, without limitation, the Types thereof and Interest Periods with respect thereto) shall be held by the Lenders (including for such purposes the New Lenders) pro rata according to their respective Commitment Percentages.

(e) Notwithstanding anything to the contrary in this Section, (i) in no event shall any transaction effected pursuant to this Section cause (x) the aggregate Commitments to exceed an amount equal to 150% of the aggregate amount of the Commitments in effect on the date hereof or (y) unless otherwise agreed by the Managing Administrative Agent, an increase in the aggregate Commitments of an amount less than $50,000,000, (ii) the aggregate amount of any increase in Commitments pursuant to subsection 2.23(b) and (c)(ii) shall be limited to the relevant Declined Amount and (iii) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion.

2.24 Commitment Extensions. (a) The Borrower may, not earlier than 60 days and not later than 45 days before any anniversary of the Closing Date (each, an “Anniversary Date”), but no more than twice in total, by notice to the Managing Administrative Agent, request that the Revolving Credit Termination Date then in effect (the “Existing Revolving Credit Termination Date”) be extended to the date 364 days after the Existing Revolving Credit Termination Date. The Managing Administrative Agent shall promptly notify the Lenders of such request.

(b) Each Lender, in its sole discretion, shall advise the Managing Administrative Agent whether or not such Lender agrees to such extension. If a Lender agrees to such extension (an “Extending Lender”), it shall notify the Managing Administrative Agent, in writing, of its decision to do so no later than 30 days prior to such Anniversary Date. A Lender that determines not to so extend its Commitment shall so notify the Managing Administrative Agent promptly after making such determination and is herein called a “Non-Extending Lender”. If a Lender does not give timely notice to the Managing Administrative Agent of whether or not such Lender agrees to such extension, it shall be deemed to be a Non-Extending Lender; provided that any Non-Extending Lender may, with the consent of the Borrower and the Managing Administrative Agent (such consent of the Managing Administrative Agent not to be unreasonably withheld), subsequently become an Extending Lender by notice to the Managing Administrative Agent and the Borrower.

(c) The Managing Administrative Agent shall notify the Borrower of each Lender’s determination not earlier than 30 days and not later than 20 days prior to the relevant Anniversary Date.

(d) The Borrower shall have the right to accept Commitments from New Lenders, each of which shall be acceptable to the Managing Administrative Agent, in an aggregate amount not exceeding the aggregate amount of the Commitments of the Non-Extending Lenders, provided that the Borrower may in its sole discretion, offer to Extending Lenders the option to increase their Commitments (each such Lender being herein called an “Increasing Lender”) up to the aggregate amount of the Non-Extending Lenders’ Commitments before substituting any New Lenders for Non-Extending Lenders.

(e) If and only if (i) more than 50% of the total of the Commitments is extended or otherwise committed to by Extending Lenders and any New Lenders, and (ii) immediately prior to the relevant Anniversary Date no Default has occurred and is continuing and the representations and warranties of the Borrower set forth in Section 3 shall be true and correct in all material respects on and as of such Anniversary Date as though made on and as of such date, and subject to each New Lender having executed a New Lender Supplement (on the effective date of which such New Lender shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement), then effective on such Anniversary Date the Commitment of each Extending Lender shall be extended to the date 364 days after the Existing Revolving Credit Termination Date (or, if such day is not a Business Day, the immediately preceding Business Day) which date shall thereafter be the Revolving Credit Termination Date; the increased Commitment of each Increasing Lender and the new Commitment of each New Lender shall take effect on such Anniversary Date; the Commitments of the Non-Extending Lenders shall be reduced pro rata on such Anniversary Date to the extent of such increased and new commitments and appropriate adjustments shall be made on such Anniversary Date to cause any then-outstanding Loans of the Lenders to be held on a pro rata basis among all Lenders; the remaining Commitment of each Non-Extending Lender shall terminate on the Existing Revolving Credit Termination Date; and the Borrower shall pay in full on the Existing Revolving Credit Termination Date all amounts payable to each Non-Extending Lender hereunder.

2.25 Replacement of Lenders. If any Lender requests compensation under Section 2.20, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.21, or if any Lender is a Defaulting Lender, or if any Lender is a Non-Extending Lender, or, so long as no Default or Event of Default has occurred and is continuing, a Lender (a “Non-Consenting Lender) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 9.1 but requires the consent of all Lenders or all affected Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Managing Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.6), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) and consents to such change, waiver, discharge or termination, as the case may be, provided that:

(i) the Managing Administrative Agent shall have received the assignment fee specified in Section 9.6(f);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.22) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.20 or payments required to be made pursuant to Section 2.21, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.26. Defaulting Lenders. If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply:

(a) the facility fees set forth in Section 2.3 shall cease to accrue on the unutilized Commitment of such Defaulting Lender as provided in said Section 2.3;

(b) to the extent permitted by applicable law, any prepayment of Loans shall, if the Borrower so directs at the time of making such prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding;

(c) if any Swing Line Loan is outstanding at the time a Lender becomes a Defaulting Lender then (such Defaulting Lender’s Commitment Percentage of the outstanding principal amount of the Swing Line Loans being referred to as the “Swing Line Portion”):

(i) the Swing Line Portion of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitments (without giving effect to such Defaulting Lender’s Commitment); provided that (i) the sum of the total outstanding principal amounts of each Non-Defaulting Lender’s Revolving Credit Loans and its Commitment Percentage of Swing Line Loans may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (ii) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Managing Administrative Agent, any Swing Line Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender; and

(ii) to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s Swing Line Portion cannot be so reallocated, whether by reason of the proviso in clause (a) above or otherwise, the Borrower will, not later than five Business Days after demand by the Managing Administrative Agent (at the direction of the Swing Line Lenders) either, at its option, (A) prepay (subject to clause (d) below) in full the unreallocated portion thereof or (B) cash collateralize such Defaulting Lender’s Swing Line Portion (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with procedures reasonably acceptable to the Managing Administrative Agent and the Swing Line Lenders for so long as such Swing Line Portion is outstanding, such prepayment and cash collateralization to be applied ratably to the outstanding Swing Line Loans of all of the Swing Line Lenders (and, until such prepayment and cash collateralization shall occur, the facility fees that would otherwise have been payable to such Defaulting Lender but for the last sentence of Section 2.3 and Section 2.26(a) shall instead be paid ratably to the Swing Line Lenders).

(d) any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Managing Administrative Agent in a segregated non-interest bearing account until (subject to Section 2.27) the termination of the Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Managing Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting

Lender to the Managing Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the Swing Line Lenders (pro rata as to the respective amounts owing to each of them) under this Agreement, third if so determined by the Managing Administrative Agent or requested by a Swing Line Lender, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swing Line Loan, fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Managing Administrative Agent, fifth, if so determined by the Managing Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement, and sixth after the termination of the Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(e) so long as any Lender is a Defaulting Lender, no Swing Line Lender shall be required to fund any Swing Line Loan unless it is satisfied that the related exposure of the Defaulting Lender will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with paragraph (c)(ii) of this Section, and participating interests in any such newly made Swing Line Loan shall be allocated among non-Defaulting Lenders in a manner consistent with paragraph (c)(i) and (c)(ii) of this Section.

(f) the Borrower may (a) terminate the unused amount of the Commitment of a Defaulting Lender upon not less than one (1) Business Day’s prior notice to the Managing Administrative Agent (which will promptly notify the Lenders hereof), and in such event the provisions of this Section will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Managing Administrative Agent, any Swing Line Lender or any Lender may have against such Defaulting Lender.

2.27. Defaulting Lender Cure. If the Borrower, the Managing Administrative Agent and the Swing Line Lenders agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Managing Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.26(c), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Managing Administrative Agent may determine to be necessary to cause the total outstanding principal amounts of Revolving Credit Loans and the Swing Line Loans of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such outstanding principal amount of the Revolving Credit Loans of each Lender and the Swing Line Loans will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a

Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Managing Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Managing Administrative Agent and each Lender that:

3.1 Financial Condition. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2011 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LLP copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee outside the ordinary course of business, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment which is required to be reflected in the financial statements of the Borrower and its consolidated Subsidiaries in accordance with GAAP and which is not reflected in the foregoing statements or in the notes thereto.

3.2 No Change. Since December 31, 2011 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

3.3 Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (provided, that no representation is made under this clause (a) with respect to any Subsidiary that is not a Material Subsidiary of the Borrower if the failure of such Subsidiary to be duly organized, validly existing or in good standing as aforesaid could not reasonably be expected to have a Material Adverse Effect), (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction (other than that of its organization) where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except in the case of clause (b), (c) or (d) above, to the extent that the failure to have such power, authority and legal right, to qualify as a foreign entity or to be in good standing or to comply with any Requirement of Law could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver, and perform the Loan Documents and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents except consents, authorizations, filings or notices that if not obtained or made, could not reasonably be expected to have a Material Adverse Effect. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except to the extent that such violation or imposition of Liens could not reasonably be expected to have a Material Adverse Effect.

3.6 No Material Litigation. Except as listed on Schedule 3.6 or as previously disclosed in any public filing made by the Borrower prior to the date hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

3.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property material to the business of the Borrower and its Subsidiaries, taken as a whole, and good title to, or a valid leasehold interest in, all its other property material to the business of the Borrower and its Subsidiaries, taken as a whole, and none of such property is subject to any Lien except as permitted by Section 6.2, except in any such case to the extent that it could not reasonably be expected to have a Material Adverse Effect.

3.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the “Intellectual Property”). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim, except for such claims that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

3.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (a) any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge other than any Lien permitted under Section 6.2(a).

3.12 Federal Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose (whether immediate, incidental or ultimate) of buying or carrying Margin Stock. No part of the proceeds of any Loans will be used directly or indirectly for the purpose (whether immediate, incidental or ultimate) of buying or carrying Margin Stock in violation of the regulations of the Board. If requested by any Lender or the Managing Administrative Agent, the Borrower will furnish to each Lender and the Managing Administrative Agent a statement in conformity with the requirements of Federal Reserve Form FR U-1 or FR G-3, as appropriate, referred to in Regulation U, to demonstrate the compliance of any borrowing hereunder with Regulation U.

3.13 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan that could reasonably be expected to have a Material Adverse Effect, and each Plan has complied with the applicable provisions of ERISA and the Code to the extent that the failure to comply could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred (other than via a “standard termination” as defined in Section 4041(b) of ERISA), and no Lien in favor of the PBGC or a Single Employer Plan has arisen, during such five-year period that could reasonably be expected to have a Material Adverse Effect. The excess, if any, of the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans), as of the last annual valuation date prior to the date on which this representation is made or deemed made, over the value of the assets of such Single Employer Plan allocable to such accrued benefits could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA that could reasonably be expected to have a Material Adverse Effect if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the best knowledge of the Borrower, no such Multiemployer Plan is in Reorganization or Insolvent. The excess, if any, of the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(l) of ERISA) over the assets under all such Plans allocable to such benefits could not reasonably be expected to have a Material Adverse Effect.

3.14 Investment Company Act; Other Regulations. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

3.15 Subsidiaries. As of the Closing Date, Schedule 3.15 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on September 30, 2012.

3.16 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower and its Subsidiaries solely for general corporate purposes of the Borrower and its Subsidiaries.

3.17 Environmental Matters. Except to the extent any of the following could not reasonably be expected to have a Material Adverse Effect:

(a) To the best knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

(b) The Properties and all operations at the Properties are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the “Business”) which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

(c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions to Initial Loan. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction of the following conditions precedent (or until such conditions are waived pursuant to Section 9.1):

(a) Loan Documents. The Managing Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower and (ii) for the account of any Swing Line Lender that requested a Swing Line Note, such Swing Line Note, conforming to the requirements hereof and for the account of any Lender that requested a Revolving Credit Note, such Revolving Credit Note, conforming to the requirements hereof, each executed by a duly authorized officer of the Borrower.

(b) Closing Certificate. The Managing Administrative Agent shall have received, with a copy for each Lender, a closing certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, satisfactory in form and substance to the Managing Administrative Agent, executed by the President or his designee or any Vice President or Treasurer or Assistant Treasurer and the Secretary or any Assistant Secretary of the Borrower.

(c) Corporate Proceedings. The Managing Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Managing Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents and (ii) the making of the borrowings and the uses of the proceeds contemplated hereunder certified by its Secretary or an Assistant Secretary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Managing Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(d) Incumbency Certificate. The Managing Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of its officers executing any Loan Document, satisfactory in form and substance to the Managing Administrative Agent, executed by its President or any Vice President and its Secretary or any Assistant Secretary.

(e) Corporate Documents. The Managing Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

(f) Fees. The Managing Administrative Agent shall have received the fees to be received on the Closing Date.

(g) Legal Opinions. The Managing Administrative Agent shall have received (i) the executed legal opinion of Noah J. Hanft, Esq., General Counsel and Secretary of the Borrower, substantially in the form of Exhibit F-1, and (ii) the executed legal opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Managing Administrative Agent, substantially in the form of Exhibit F-2, each dated the Closing Date and covering such other matters incident to the transactions contemplated by this Agreement as the Managing Administrative Agent may reasonably require.

(h) Existing Credit Agreement. The Managing Administrative Agent shall have received evidence satisfactory to it that the commitments under the Existing Credit Agreement have been canceled and all amounts outstanding thereunder shall have been repaid as of the Closing Date (and each Lender which is a party to the Existing Credit Agreement hereby waives compliance with the requirement under Section 2.4 of the Existing Credit Agreement for the giving of one Business Day’s prior written notice for termination of the commitments thereunder, so long as such written notice is given not later than 11:00 A.M., New York City time, on the date of such termination).

(i) Other. The Managing Administrative Agent shall have received such other documents in connection with this Agreement as the Managing Administrative Agent may reasonably request.

4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan, but except as otherwise provided in Section 2.18(c)) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by the Borrower pursuant to Section 3 of this Agreement (excluding the representations and warranties made by the Borrower in Sections 3.2 and 3.6) shall be true and correct in all material respects (except that such representations and warranties that are qualified as to materiality shall be true and correct in all respects) on and as of such date as if made on and as of such date (immediately before and immediately after giving effect to such Loan and to the application of the proceeds therefrom) except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section have been satisfied.

SECTION 5. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Managing Administrative Agent hereunder or under any other Loan Document (other than contingent indemnification and expense reimbursement obligations not due and payable), the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

5.1 Financial Statements. Furnish to each Lender:

(a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings of such quarter and of cash flows of the Borrower and its consolidated Subsidiaries for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). Information required to be delivered pursuant to this Section 5.1 shall be deemed to have been delivered to the Lenders on the date on which the Borrower provides written notice to the Managing Administrative Agent that such information has been posted on the Borrower’s website on the Internet at http://www.mastercard.com or in an internet or intranet website to which each Lender has access or is available on the website of the Securities and Exchange Commission or any successor at http://www.sec.gov (to the extent such information has been posted or is available as described in such notice).

5.2 Certificates; Other Information. Furnish to the Managing Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b), a certificate of a Responsible Officer, substantially in the form of Exhibit I, stating that, to the best of such Responsible Officer’s knowledge, during such period the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

(b) within five days after the same are filed, copies of all financial statements and reports which the Borrower files with the Securities and Exchange Commission or any successor Governmental Authority; provided, that any such financial statement or report shall be deemed to have been delivered on the date that the Borrower notifies the Managing Administrative Agent that such financial statement or report is available on “EDGAR”, the Electronic Data Gathering, Analysis and Retrieval system of the Securities and Exchange Commission, or at http://www.sec.gov/edgar.shtml or at another relevant website identified to the Lenders and accessible to such Lenders; and

(c) promptly, such additional financial and other information (other than any non-public information or materials pertaining to the Borrower’s proprietary new products, systems or services, proprietary marketing programs, strategies or plans, or any member specific billing, contractual or other arrangements) as the Managing Administrative Agent or any Lender through the Managing Administrative Agent may from time to time reasonably request.

5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (i) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be or (ii) to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

5.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 6.3 or 6.6 unless the failure to do so could not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

5.5 Maintenance of Property; Insurance. Keep all property material to the business of the Borrower and its Subsidiaries taken as a whole in good working order and condition ordinary wear and tear excepted; maintain with financially sound and reputable insurance companies or through a self-insurance program deemed reasonable by the Borrower insurance on all its property in at least such amounts and against at least such risks as are, to the Borrower’s knowledge, usually insured against in the same general area by companies engaged in the same or a similar business.

5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP (or such other commonly accepted accounting practice which has been previously disclosed to the Managing Administrative Agent) shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender (coordinated through the Managing Administrative Agent) to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than any non-public information or materials pertaining to (i) its proprietary new products, systems or services, (ii) its proprietary marketing programs, strategies or plans, or (iii) any member specific billing, contractual or other arrangements) and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants, in each case during regular business hours upon reasonable advance notice and at any reasonable time but not more than once per fiscal year; provided that if a Default or Event of Default shall have occurred and be continuing, such visits and inspections (coordinated through the Managing Administrative Agent) may be conducted at any time upon reasonable notice.

5.7 Notices. Promptly give notice to the Managing Administrative Agent for distribution to the Lenders of:

(a) the occurrence of any Default or Event of Default;

(b) if the Borrower ceases to be a public reporting company under the Securities Exchange Act of 1934, as amended, any (i) default or event of default under any Contractual

Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, could reasonably be expected to have a Material Adverse Effect;

(c) if the Borrower ceases to be a public reporting company under the Securities Exchange Act of 1934, as amended, any litigation or proceeding affecting the Borrower or any of its Subsidiaries as to which the Borrower determines that there is a reasonable probability of an adverse judgment and in which the amount involved is $50,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

(d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to any “pension plan” (as defined in Section 3(2) of ERISA), the creation of any Lien in favor of the PBGC or a Single Employer Plan, in each case that could reasonably be expected to result in a liability or Lien in excess of $10,000,000 or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Multiemployer Plan, except where the termination, Reorganization or Insolvency of any Multiemployer Plan could not reasonably be expected to result in a liability in excess of $10,000,000;

(e) any material adverse change in the business, operations, property or financial condition of the Borrower and its Subsidiaries taken as a whole; and

(f) any change in the current last day of the fiscal quarter or the fiscal year of the Borrower, prior to giving effect to any such change.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein (other than under paragraph (f)) and stating what action the Borrower proposes to take with respect thereto. Notices and other communications to the Lenders required pursuant to paragraphs (b), (c), (d), (e) and (f) of this Section 5.7 may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Managing Administrative Agent.

5.8 Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 6. NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Managing Administrative Agent hereunder or under any other Loan Document (other than contingent indemnification and expense reimbursement obligations not due and payable), the Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

6.1 Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to be greater than 3.50 to 1.00 on the last day of any fiscal quarter of the Borrower.

6.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a) Liens for taxes and other governmental charges not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

(c) pledges, deposits or similar liens in connection with workers’ compensation, unemployment insurance and other social security legislation or regulation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(d) (A) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases or subleases, statutory obligations, utilities, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (B) deposits to secure swaps and other derivatives entered into by the Borrower or any of its Subsidiaries to hedge against risks arising in the ordinary course of business in connection with transactions not prohibited under this Agreement (and not entered into for speculative purposes);

(e) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(f) Liens in existence on the date hereof listed on Schedule 6.2(f), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

(g) Liens securing Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition of fixed or capital assets (or any refinancing thereof that does not increase the amount of such Indebtedness outstanding at the time of such refinancing plus fees and expenses incurred in connection with such refinancing), provided that (i) such Liens shall be created at or not later than 180 days after the acquisition of such fixed or capital assets and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

(h) bankers’ liens or other liens of financial institutions, in each case arising by operation of law in the ordinary course of business;

(i) Liens on the property or assets of a Person which becomes a Subsidiary on or after the date hereof securing Indebtedness of such Person or liens on any property or assets acquired after the Closing Date, provided that (i) such Liens existed at the time such Person became a Subsidiary or at the time of such acquisition, as the case may be (the “relevant time”), and were not created in anticipation thereof and (ii) any such Lien is not spread to cover any additional property or assets after the relevant time, other than proceeds of such property or assets to the extent such proceeds were covered by the grant of security in existence at the relevant time and such grant was not created in anticipation thereof;

(j) (A) Liens arising out of judgments or awards (x) which are stayed or bonded pending appeal or (y) with respect to which an appeal or a proceeding for review is being prosecuted in good faith and adequate reserves have been provided for the payment of such judgment or award and (B) Liens constituting escrow deposits or similar deposit arrangements (including, without limitation, a “Qualified Settlement Fund” within the meaning of Treasury Regulation §1.468B-1 and any analogous local, state, and/or foreign statute, law, regulation, or rule) with respect to the payment of settlements that are not yet final or that remain subject to appeal;

(k) Liens in favor of the Borrower which secure the obligation of any Subsidiary to the Borrower;

(l) Liens attaching to deposits in connection with any letter of intent, purchase agreement or similar agreement in connection with acquisitions;

(m) any interest or title of a lessor or lessee under any lease entered in the ordinary course of business and covering only the assets so leased, to the extent that the same would constitute a Lien;

(n) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Subsidiaries) in aggregate an amount equal to the lesser of: (x) $400,000,000 or (y) 4.0% of consolidated total assets of the Borrower and its Subsidiaries as of the end of the fiscal quarter for which financial statements have been delivered pursuant to Section 5.1 most recently prior to the time the latest such Lien is incurred.

For purposes of determining compliance with this Section 6.2, the amount of obligations secured by Liens denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect on the latest date that obligations secured by such Liens were incurred.

6.3 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

(a) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, including without limitation under Section 7(i), the Borrower may be merged or consolidated with or into any other Person subject to the satisfaction of the following conditions: (i) the Borrower shall be the continuing or surviving corporation or (ii) (x) the survivor shall be organized under the laws of a state in the United States and shall assume the Borrower’s obligations under this Agreement and the other Loan Documents under an agreement in form and substance reasonably satisfactory to the Managing Administrative Agent, (y) the survivor shall furnish to the Lenders all information necessary for them to comply with the Act (as defined in Section 9.17) and (z) if the Managing Administrative Agent so requests, it shall receive a legal opinion from outside counsel to the survivor reasonably satisfactory to the Managing Administrative Agent;

(b) any wholly owned Subsidiary may be merged or consolidated with or into any other wholly owned Subsidiary or (subject to Section 6.3(a)) the Borrower, and any Subsidiary may sell, lease, transfer or dispose of any or all of its assets (upon voluntary liquidation, winding up, dissolution or otherwise) to a wholly owned Subsidiary or the Borrower; and

(c) as permitted by Section 6.4 (including by way of merger, voluntary liquidation, winding up, dissolution or otherwise).

6.4 Limitation on Transfer or Disposition of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person other than the Borrower or any wholly-owned Subsidiary, except:

(a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

(b) the sale of cash and cash equivalents and similar investments in the ordinary course of business in connection with cash management activities or the use of proceeds thereof;

(c) the sale or other disposition of any property (including the issuance of shares of any Subsidiary’s Capital Stock); provided that the aggregate book value of all assets so sold or disposed of pursuant to this clause (c) in any period of twelve consecutive months shall not exceed an amount equal to 25% of consolidated total assets of the Borrower and its Subsidiaries as at the beginning of such twelve-month period;

(d) the sale or disposition of (i) the headquarters of the Borrower located at 2000 Purchase Street, Purchase, New York 10577-2509 or (ii) the property of the Borrower located at 2200 MasterCard Boulevard, O’Fallon, Missouri 63368-7263, provided that in the case of this clause (ii) such sale or disposition is made in connection with the transfer and relocation of the operations currently located in such property to a different location of the Borrower or its Subsidiaries;

(e) the sale of inventory in the ordinary course of business;

(f) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

(g) as permitted by subsection 6.3(b);

6.5 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than any transaction permitted by the terms of this Agreement and any transaction between the Borrower and its consolidated Subsidiaries) unless such transaction is upon fair and reasonable terms.

6.6 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for businesses (a) in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or (b) which, after giving effect to such new business, would not result in a change in the primary business of the Borrower and its Subsidiaries, taken as a whole, on the date hereof.

SECTION 7. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder (other than principal), within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or which is contained in any certificate furnished by it at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect (or, in the case of any such representation and warranty that is qualified as to materiality, in any respect) on or as of the date made or deemed made; or

(c) The Borrower shall default in the observance or performance of any agreement contained in Section 5.7(a) or Section 6; or

(d) the Borrower shall default in the observance or performance of any other term, covenant or agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower by the Managing Administrative Agent or the Required Lenders; or

(e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) in excess of $150,000,000 in the aggregate, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) fail to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which failure or other event or condition is to cause such Indebtedness to become due prior to its stated maturity, provided, that this paragraph (e) shall not apply to Indebtedness that becomes due, or under which a default occurs, as a result of the voluntary sale or transfer of property or assets if such sale or transfer is permitted hereunder and such Indebtedness is paid by the relevant obligor; or

(f) (i) The Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Single Employer Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Single Employer Plan shall arise on the assets of the Borrower, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or (v) the Borrower or any Commonly Controlled

Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or fully covered by insurance) of $150,000,000 or more in the aggregate for all such judgments and decrees, and all such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 90 days from the entry thereof; or

(i) Any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (i) shall have acquired beneficial ownership of Capital Stock representing 35% or more of the aggregate ordinary voting power in the election of directors of the Borrower or (ii) shall obtain the power (whether or not exercised) to elect a majority of the Borrower’s directors; or the Borrower shall cease to own, beneficially and of record, the sole Class B membership interest in International or shall cease to have power to elect a majority of International’s directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Managing Administrative Agent may, or upon the request of the Required Lenders, the Managing Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Managing Administrative Agent may, or upon the request of the Required Lenders, the Managing Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 8. THE MANAGING ADMINISTRATIVE AGENT

8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Managing Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Managing Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Managing Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Managing

Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Managing Administrative Agent.

8.2 Delegation of Duties. The Managing Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Managing Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

8.3 Exculpatory Provisions. Neither the Managing Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Managing Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Managing Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

8.4 Reliance by Managing Administrative Agent. The Managing Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Managing Administrative Agent. The Managing Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Managing Administrative Agent. The Managing Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other Lenders as may be required hereunder) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Managing Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such other Lenders as may be required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

8.5 Notice of Default. The Managing Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than an Event of Default consisting of failure of the Borrower to pay when due any principal of or interest on a Loan) hereunder unless the Managing Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Managing Administrative Agent receives such a notice, the Managing Administrative Agent shall give prompt notice thereof to the Lenders. The Managing Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Managing Administrative Agent shall have received such directions, the Managing Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6 Non-Reliance on Managing Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Managing Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Managing Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Managing Administrative Agent to any Lender. Each Lender represents to the Managing Administrative Agent that it has, independently and without reliance upon the Managing Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Managing Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Managing Administrative Agent hereunder, the Managing Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of their Subsidiaries which may come into the possession of the Managing Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

8.7 Indemnification. The Lenders agree to indemnify the Managing Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Managing Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, (including, without limitation, enforcement of the Managing Administrative Agent’s rights under this Section) any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Managing Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Managing Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

8.8 Managing Administrative Agent in Its Individual Capacity. The Managing Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Managing Administrative Agent were not the Managing Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Managing Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Managing Administrative Agent, and the terms “Lender” and “Lenders” shall include the Managing Administrative Agent in its individual capacity.

8.9 Successor Managing Administrative Agent. The Managing Administrative Agent may resign as Managing Administrative Agent upon 15 days’ notice to the Lenders, and the Managing Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower (such approval not to be unreasonably withheld)), shall succeed to the rights, powers and duties of the Managing Administrative Agent hereunder. Effective upon such appointment and approval, the term “Managing Administrative Agent” shall mean such successor agent, and the former Managing Administrative Agent’s rights, powers and duties as Managing Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Managing Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Managing Administrative Agent’s resignation or removal as Managing Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Managing Administrative Agent under this Agreement and the other Loan Documents.

8.10 Substitute Managing Administrative Agent. If at any time Citibank or the Borrower reasonably determines that Citibank is prevented from carrying out its functions as Managing Administrative Agent hereunder as contemplated hereby, Citibank or the Borrower, as the case may be, shall forthwith so notify the Borrower or Citibank, as the case may be, and the Administrative Agent (and Citibank shall promptly so notify the

Lenders), and the Administrative Agent shall thereupon automatically assume and perform all of the functions of the Managing Administrative Agent and shall be entitled to all of the rights and benefits of the Managing Administrative Agent hereunder, until and only until such time as Citibank and the Borrower determine, and notify the Administrative Agent (which shall promptly notify the Lenders) that Citibank is no longer prevented from carrying out its functions as Managing Administrative Agent hereunder as contemplated hereby, whereupon Citibank shall automatically resume and perform all of the functions of the Managing Administrative Agent hereunder. Each Lender agrees to the foregoing and authorizes the Administrative Agent to assume and perform the functions of the Managing Administrative Agent under the circumstances set forth above.

8.11 Arrangers, Etc. The parties designated on the cover page hereof as “Lead Arrangers”, “Joint Lead Arrangers”, “Documentation Agents” shall have, in their capacities as such, no responsibilities or liabilities under or in connection with this Agreement.

SECTION 9. MISCELLANEOUS

9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section or as provided in Section 2.23 or 2.24. The Required Lenders may, or, with the written consent of the Required Lenders, the Managing Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Managing Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender affected thereby, or (ii) reduce the voting rights of any Lender under this Section or amend, modify or waive subsection 9.6(a) or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Managing Administrative Agent and the Administrative Agent or (iv) amend, modify or waive any provision of any Loan Document that adversely affects any Swing Line Lender in its capacity as such without the written consent of such Swing Line Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Managing Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Managing Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, alter the terms of this proviso, or require consent of all the Lenders will require the consent of such Defaulting Lender.

9.2 Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) in the case of delivery by hand, when delivered, (ii) in the case of delivery by mail, three Business Days after being deposited in the mails, certified or registered postage prepaid, or (iii) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Managing Administrative Agent, and as set forth in an Administrative Questionnaire delivered to the Managing Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	MasterCard Incorporated
2000 Purchase Street
Purchase, New York 10577-2509
Attention: Sachin J. Mehra, Corporate Treasurer
Fax: 914-249-3054
Telephone: 914-249-4364

The Managing
Administrative
Agent or the
Swing Line Lender:	Citibank, N.A.
Attention: Suzanna Gallagher
1615 Brett Road, Building No. 3
New Castle, Delaware 19720
Fax: 212-994-0961
Telephone: 302-323-2478

and

Citibank, N.A.
Attention: William Mandaro
388 Greenwich Street
New York, New York 10013
Fax: 646-688-6821
Telephone: 212-816-0852

The Administrative
Agent or the
Swing Line Lender:	JPMorgan Chase Bank, N.A.
Attention: Brittany Duffy or Aisha Lawani
500 Stanton Christiana Road, Ops. 2, Floor 03
Newark, Delaware 19713-2107
Fax: 302-634-4733
Phone: 302-634-8814 or 302-634-4733

The Swing Line	Bank of China, New York Branch
Lender	Attention: Wenzhen Zhang, Associate
410 Madison Avenue
New York, NY 10017
Fax: 212-371-4185
Phone: 646-231-3143

The Swing Line	Lloyds TSB Bank plc
Lender	Attention: Claudio Zamparini – Associate, Banking Operations
Sarah O’Connor – AVP, Banking Operations
1095 Avenue of the Americas
New York, NY 10036
Fax: 212-479-2807 or 212-930-5033
Phone: 212-930-5060 or 212-450-0874

The Swing Line	The Royal Bank of Scotland plc
Lender	Attention: Lisa Shulsen
600 Washington Blvd.
Stamford, CT 06901
Fax: 203-873-5019
Phone: 801-312-6187

The Swing Line	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Lender	Attention: Dolores Ruland
Loan Operations Department
1251 Avenue of the Americas, 12th Floor
New York, NY 10020-1104
Fax: 201-521-2304 or 201-521-2305
Phone: 201-413-8629

The Swing Line	U.S. Bank, National Association
Lender	Attention: Ann Marie Rogers
Operations
400 City Center
Oshkosh, WI 54901
Fax: 920-237-7370
Phone: 920-237-7993

provided that any notice, request or demand to or upon the Managing Administrative Agent or the Lenders pursuant to Section 2.2, 2.4, 2.6, 2.7, 2.9, 2.17, 2.18 or 2.26 shall not be effective until received.

(b) The Borrower hereby agrees that it will provide to the Managing Administrative Agent all information, documents and other materials that it is obligated to furnish to the Managing Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) requests, or converts or continues under Section 2.7 hereof, a borrowing or relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (ii) provides notice of any Default or Event of Default under this Agreement, (iii) is required to be delivered to satisfy any condition precedent to the occurrence of the Closing Date and/or any borrowing, or (iv) initiates or responds to legal process (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium (including Internet or intranet websites) in a format acceptable to the Managing Administrative Agent to oploanswebadmin@citigroup.com. In addition, the Borrower agrees to continue to provide the Communications to the Managing Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Managing Administrative Agent.

(c) The Borrower further agrees that the Managing Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE MANAGING ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, THE “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL

DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE MANAGING ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d) The Managing Administrative Agent agrees that the receipt of the Communications by the Managing Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Managing Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to provide to the Managing Administrative Agent in writing (including by electronic communication), promptly after the date of this Agreement, an e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

(e) Nothing herein shall prejudice the right of the Managing Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Managing Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Managing Administrative Agent for all reasonable and documented fees, charges and disbursements of a single counsel incurred in connection with this Agreement and the other Loan Documents or the amendment, modification or waiver thereof, (b) to pay or reimburse each Lender and the Managing Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement (including, without limitation, this Section), the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of a single counsel (except that in the case of a conflict of interest, the Borrower shall pay the costs and expenses of one additional counsel for each group of similarly situated

Lenders, taken as a whole) to the Lenders and the Managing Administrative Agent, (c) to pay, indemnify, and hold harmless each Lender, the Managing Administrative Agent, their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnitee”) from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold harmless each Indemnitee from and against any and all other claims, liabilities, obligations, losses, damages and expenses (including, without limitation, reasonable fees and disbursements of counsel) with respect to the execution, delivery, enforcement, performance and administration of this Agreement (including, without limitation, this Section), the other Loan Documents and any such other documents, including, without limitation, any investigative, administrative or judicial proceeding relating to the foregoing, or any of the foregoing relating to any actual or proposed use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of their Subsidiaries or any of the Properties or arising out of the Commitments (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee or its officers, directors, employees, agents, advisors or Affiliates, or arises primarily out of breach by such Indemnified Party of its material obligations under this Agreement, as determined by a final non-appealable judgment of a court of competent jurisdiction. The Borrower waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, indirect, punitive or consequential damages. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

9.6 Successors and Assigns; Participations and Assignments.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and (ii) no Lender may assign or transfer any of its rights or obligations under this Agreement to a Defaulting Lender.

(b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, any Commitment or Swing Line Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Managing Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participants participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i), (ii) and (iii) of the proviso to Section 9.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18, 2.20 and 2.21 with respect to its participation in the Commitments, Swing Line Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.21, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(c) Subject to the provisions of subsection 9.6(d) relating to the assignment of CAF Advances, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to one or more banks or other financial institutions, including a finance company or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $500,000,000, (such bank or financial institution, an “Assignee”) all or any part of its rights and obligations under this Agreement and the other Loan Documents; provided, however, that

(i) except in the case of an assignment (A) to a Lender or, subject to giving prior written notice thereof to the Borrower and the Managing Administrative Agent, an Affiliate of a Lender which is a bank or financial institution or (B) of CAF Advances, each of the Managing Administrative Agent, each Swing Line Lender and (except when a

Default or Event of Default shall have occurred and be continuing) the Borrower must give its consent to such assignment (which in each case shall not be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Managing Administrative Agent within five Business Days (or, if the Borrower notifies the Managing Administrative Agent during such period that it is considering such assignment but needs additional time, ten Business Days) after written notice of such assignment shall have delivered to the Borrower to the attention of its Treasurer and Assistant Treasurer;

(ii) the rights and obligations of each Swing Line Lender relating to its Swing Line Loans and Swing Line Commitment may be assigned or retained, at its option, independently of any of its other rights and obligations under the Loan Documents in connection with any assignment otherwise permitted hereunder;

(iii) in the case of any assignment to any Assignee that is not a Lender or an Affiliate thereof, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Commitments and Swing Line Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Commitments and Swing Line Commitments remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Managing Administrative Agent); and

(iv) such assignment shall be evidenced by an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Managing Administrative Agent) and delivered to the Managing Administrative Agent for its acceptance and recording in the Register.

Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment or Swing Line Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (f) of this Section, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 7(f) shall have occurred and be continuing.

(d) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to one or more banks, financial institutions or other entities (“CAF Advance Assignees”) any CAF Advance owing to such Lender, pursuant to a CAF Advance Assignment, substantially in the form of Exhibit D-4 attached hereto, executed by the assignor Lender and the CAF Advance Assignee. Upon such execution, from and after the date of such CAF Advance Assignment, the CAF Advance Assignee shall, to the extent of the assignment provided for in such CAF Advance Assignment, be deemed to have the same rights and benefits of payment and enforcement with respect to such CAF Advance and the same rights of set-off and obligation to share pursuant to Section 9.7 as it would have had if it were a Lender hereunder; provided that unless such CAF Advance Assignment shall otherwise specify and a copy of such CAF Advance Assignment shall have been delivered to the Managing Administrative Agent for its acceptance and recording in the Register in accordance with subsection 9.6(e), the assignor thereunder shall act as collection agent for the CAF Advance Assignee thereunder, and the Managing Administrative Agent shall pay all amounts received from the Borrower which are allocable to the assigned CAF Advance directly to such assignor without any further liability to such CAF Advance Assignee. A CAF Advance Assignee under a CAF Advance Assignment shall not, by virtue of such CAF Advance Assignment, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; provided that (x) the assignor under such CAF Advance Assignment and such CAF Advance Assignee may, in their discretion, agree between themselves upon the manner in which such assignor will exercise its rights under this Agreement and any related document except no Lender shall sell any CAF Advance pursuant to which the CAF Advance Assignee shall have rights to approve any amendment or waiver to this Agreement except to the extent such amendment or waiver would (i) reduce the principal amount of any CAF Advance which has been assigned to such CAF Advance Assignee, (ii) reduce the rate of interest on any such CAF Advance or any fees payable in connection with such CAF Advance or (iii) extend the time of payment of principal or, or interest on, any such CAF Advance or any other amount owing under this Agreement and in connection with such CAF Advance, and (y) if a copy of such CAF Advance Assignment shall have been delivered to the Managing Administrative Agent for its acceptance and recording in the Register in accordance with subsection 9.6(e), neither the principal amount of, the interest rate on, nor the maturity date of, any CAF Advance assigned to such CAF Advance Assignee thereunder will be modified without the written consent of such CAF Advance Assignee. If a CAF Advance Assignee has caused a CAF Advance Assignment to be recorded in the Register in accordance with subsection 9.6(e), such CAF Advance Assignee may thereafter, in the ordinary course of its business and in accordance with applicable law, assign the CAF Advance assigned to it to any Lender, to any affiliate or subsidiary of such CAF Advance Assignee or to any other financial institution with the consent of the Borrower (which shall not be unreasonably withheld), and the foregoing provisions of this paragraph (c) shall apply, mutatis mutandis, to any such assignment by a CAF Advance Assignee. Except in accordance with the preceding sentence, CAF Advances may not be further assigned by a CAF Advance Assignee, subject to any legal or regulatory requirement that the CAF Advance Assignee’s assets must remain under its control.

(e) The Managing Administrative Agent, acting solely for this purpose as non-fiduciary agent of the Borrower, shall maintain at the address of the Managing Administrative Agent referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Managing Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice or any other provisions hereof to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Managing Administrative Agent) together with payment to the Managing Administrative Agent of a registration and processing fee of $3,500 and (if the Assignee is not a Lender) delivery to the Managing Administrative Agent of such Assignee’s Administrative Questionnaire, the Managing Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

(g) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Subsidiaries and Affiliates which has been delivered to such Lender by or on behalf of the Borrower or any of its Subsidiaries pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender’s credit evaluation of the Borrower and its Subsidiaries and Affiliates prior to becoming a party to this Agreement.

(h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank or any other central bank in accordance with applicable law.

9.7 Adjustments; Set-off. (a) If any Lender (a “benefitted Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by each of them to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower; provided that no such set-off and application may be made against amounts attributable to the clearing and settlement services provided by the Borrower and its Subsidiaries. Each Lender agrees promptly to notify the Borrower and the Managing Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Managing Administrative Agent.

9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Managing Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Managing Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11 Termination of Commitments and Swing Line Commitments. The Commitments and Swing Line Commitments shall terminate if the conditions to closing set forth in Section 4.1 shall not be satisfied on or before November 30, 2012.

9.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.13 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State and County of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Managing Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, indirect, punitive or consequential damages.

9.14 Acknowledgements. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Managing Administrative Agent nor any Lender has any fiduciary relationship with or duty to it arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Managing Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

9.15 WAIVERS OF JURY TRIAL. EACH OBLIGOR, THE MANAGING ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.16 Confidentiality. Neither the Managing Administrative Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Managing Administrative Agent’s or such Lender’s Affiliates and the Managing Administrative Agent’s, such Lender’s and their respective Affiliates’ officers, directors, employees, agents, and advisors on a confidential basis, (b) to actual or prospective assignees and participants, (c) to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap transaction relating to the Borrower and its obligations under this Agreement so long as such counterparties agree to comply with the requirements of this Section for the benefit of the Borrower (with notice of such compliance given to the Borrower), (d) to the extent required by any applicable law, rule or regulation or judicial process, (e) to any rating agency when required by it, (f) to any other party hereto, (g) in connection with the exercise of any remedies hereunder, (h) as requested or required by any state, federal or foreign authority or examiner regulating banks or other financial institutions or banking, (i) with the prior written consent of the Borrower and (j) to the extent such Confidential Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to any Lender or Managing Administrative Agent or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, which source is not known to such Lender, Managing Administrative Agent or any of their respective Affiliates to be otherwise bound by a confidentiality agreement with the Borrower or its Affiliates.

9.17 USA PATRIOT Act. Each Lender and the Managing Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Managing Administrative Agent, as applicable, to identify such Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Managing Administrative Agent or any Lender, provide all documentation and other information that the Managing Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

9.18 Termination of Agreement. Upon termination of the Commitments, the repayment in full of the principal of all Loans outstanding hereunder and the payment in full of all accrued interest and fees and any other amounts then due and payable hereunder, this Agreement shall terminate except for the provisions which expressly survive the termination of this Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MASTERCARD INCORPORATED

By:	/s/ Sachin J. Mehra
Name: Sachin J. Mehra
Title: Corporate Treasurer

Signature Page to the Credit Agreement

CITIBANK, N.A. as Managing Administrative Agent and as Lender

By:	/s/ Lisa Huang
Name: Lisa Huang
Title: Vice President

Signature Page to the Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Lender

By:	/s/ Richard J. Poworoznek
Name: Richard J. Poworoznek
Title: Executive Director

Signature Page to the Credit Agreement

BANK OF CHINA, NEW YORK BRANCH, as Lender

By:	/s/ Shiquiang Wu
Name: Shiquiang Wu
Title: President

Signature Page to the Credit Agreement

LLOYDS TSB BANK plc, as Lender

By:	/s/ Stephen Giacolone
Name: Stephen Giacolone G011
Title: Assistant Vice President

By:	/s/ Dennis McClellan
Name: Dennis McClellan M040
Title: Assistant Vice President

Signature Page to the Credit Agreement

The Royal Bank of Scotland plc, as Lender

By:	/s/ F. Small
Name: F. Small
Title: Director

Signature Page to the Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Lender

By:	/s/ Louise Che
Name: Louise Che
Title: Associate

Signature Page to the Credit Agreement

U.S. BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Patrick Engel
Name: Patrick Engel
Title: Vice President

Signature Page to the Credit Agreement

BARCLAYS BANK PLC, as Lender

By:	/s/ Michael Mozer
	Name:	Michael Mozer
	Title:	Vice President

Signature Page to the Credit Agreement

SOVEREIGN BANK, N.A., as Lender

By:	/s/ Thomas J. Devitt
	Name:	Thomas J. Devitt
	Title:	Senior Vice President

Signature Page to the Credit Agreement

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as Lender

By:	/s/ Krissy Rands
Name: Krissy Rands
Title:

By:	/s/ P. Neville-Park
Name: Penny Neville-Park
Title:

Signature Page to the Credit Agreement

HSBC BANK USA, NA, as Lender

By:	/s/ George Marchenko
	Name:	George Marchenko
	Title:	Director

Signature Page to the Credit Agreement

COMMERZBANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Diane Pockaj
	Name:	Diane Pockaj
	Title:	Managing Director

By:	/s/ Michael Weinert
	Name:	Michael Weinert
	Title:	Assistant Vice President

Signature Page to the Credit Agreement

THE NORTHERN TRUST COMPANY, as Lender

By:	/s/ Daniel J. Boote
	Name:	Daniel J. Boote
	Title:	Senior Vice President

Signature Page to the Credit Agreement

MIZUHO CORPORATE BANK (USA), as Lender

By:	/s/ David Lim
	Name:	David Lim
	Title:	Senior Vice President

Signature Page to the Credit Agreement

WELLS FARGO BANK, N.A., as Lender

By:	/s/ Tony Sood
	Name:	Tony Sood
	Title:	Director

Signature Page to the Credit Agreement

COMMONWEALTH BANK OF AUSTRALIA, as Lender

By:	/s/ Pieter Bierkens
	Name:	Pieter Bierkens
	Title:	Acting Head and EVP, Americas

Signature Page to the Credit Agreement

BANK OF MONTREAL, CHICAGO BRANCH, as Lender

By:	/s/ Yacouba Kane
	Name:	Yacouba Kane
	Title:	Vice President

Signature Page to the Credit Agreement

BANK OF AMERICA, N.A., as Lender

By:	/s/ Scott W. Reynolds
	Name:	Scott W. Reynolds
	Title:	Vice President

Signature Page to the Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Robert M. Martin
	Name:	Robert M. Martin
	Title:	Senior Vice President

Signature Page to the Credit Agreement

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

Signature Page to the Credit Agreement

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

Signature Page to the Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ John S. McGill
	Name:	John S. McGill
	Title:	Director

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

Signature Page to the Credit Agreement

THE GOVERNOR AND COMPANY OF BANK OF IRELAND, as Lender

By:	/s/ Kieran Rockett
	Name:	Kieran Rockett
	Title:	Senior Manager

By:	/s/ Philip Healy
	Name:	Philip Healy
	Title:	Manager

Signature Page to the Credit Agreement

STANDARD CHARTERED BANK, as Lender

By:	/s/ Johanna Minaya
	Name:	Johanna Minaya
	Title:	Associate Director

By:	/s/ Robert K. Reddington
	Name:	Robert K. Reddington
	Title:	Credit Documentation Manager Credit Documentation Unit, WS Legal-Americas

Signature Page to the Credit Agreement

SCHEDULE 3.6

Material Litigation

None.

SCHEDULE 3.15

MasterCard Incorporated and Subsidiaries

NAME	Incorporated in	Percent Owned**

MasterCard Incorporated	USA	N/A

A.C.K. Limited	United Kingdom	100%
Access Prepaid Australia Pty Ltd.	Australia	100%
Access Prepaid Brasil Servicos de Cartoes S.A.	Brazil	100%
Access Prepaid Worldwide Ltd.	United Kingdom	100%
Access Prepaid Japan KK	Japan	100%
Access Prepaid Korea Limited	South Korea	100%
Access Prepaid New Zealand Limited	New Zealand	100%
Access Prepaid USA, Inc.	Delaware	100%
Access Prepaid Canada Limited	Canada	100%
Access Prepaid Singapore Pte. Ltd.	Singapore	100%
Bright Skies LLC	Delaware	100%
Clear Skies LLC	Delaware	100%
CSC24 Seven Ltd.	Cyprus	50%
Datacash Group Limited	United Kingdom	100%
Datacash Services Ltd.	United Kingdom	100%
Datacash (Pty) Limited	South Africa	100%
Datacash Ltd.	United Kingdom	100%
Datacash Fraud Services Limited	United Kingdom	100%
Early Warning (UK) Limited	United Kingdom	100%

Eurocard U.S.A., Inc.	New Jersey	100%
EuroCommerce Call Centre Solutions Limited	Ireland	100%
EuroCommerce Internet Solutions Limited	Ireland	100%
EuroCommerce Singapore Pte. Ltd.	Singapore	100%
European Payment Systems Services Sprl	Belgium	100%
ExperCash GmbH	Germany	100%
In3M Limited	United Kingdom	100%
Maestro Asia/Pacific Ltd.	Delaware	100%
Maestro Canada, Inc.	Delaware	100%
Maestro International Incorporated	Delaware	100%
Maestro Latin America, Inc.	Delaware	100%
Maestro Middle East/Africa, Inc.	Delaware	100%
Maestro U.S.A., Inc.	Delaware	100%
MasterCard Advisors, LLC	Delaware	100%
MasterCard Advisors, LLC APMEA	Delaware	100%
MasterCard Advisors, LLC Canada	Delaware	100%
MasterCard Advisors, LLC Europe	Delaware	100%
MasterCard Advisors, LLC LAC	Delaware	100%
MasterCard Africa, Inc.	Delaware	100%
MasterCard Asia/Pacific (Australia) Pty. Ltd.	Australia	100%
MasterCard Asia/Pacific (Hong Kong) Limited	Hong Kong	100%
MasterCard Asia/Pacific Pte. Ltd.	Singapore	100%
MasterCard Australia Holding Pty Ltd.	Australia	100%
MasterCard Brasil S/C Ltda.	Brazil	100%
MasterCard Brasil Soluções de Pagamento Ltda.	Brazil	100%

2

MasterCard Canada, Inc.	Delaware	100%
MasterCard Cardholder Solutions, Inc.	Delaware	100%
MasterCard China Holdings LLC	Delaware	100%
MasterCard Chip Standards Holdings, Inc.	Delaware	100%
MasterCard Colombia, Inc.	Delaware	100%
MasterCard Cono Sur S.R.L.	Argentina	100%
MasterCard Costa Rica S.R.L.	Costa Rica	100%
MasterCard East Africa Limited	Kenya	100%
MasterCard Ecuador, Inc.	Delaware	100%
MasterCard Egypt Limited Liability Company	Egypt	100%
MasterCard EMEA, Inc.	Delaware	100%
MasterCard/Europay U.K. Limited	United Kingdom	100%
MasterCard Europe Sprl	Belgium	100%
MasterCard European Holding Inc.	Delaware	100%
MasterCard European Maatschap	Belgium	100%
MasterCard European Share Holding B.V.	Belgium	100%
MasterCard Financing Solutions LLC	Delaware	100%
MasterCard Foreign Sales Corporation	Barbados	100%
MasterCard France SAS	France	100%
MasterCard Global Holding LLC	Delaware	100%
MasterCard Global Key Centre Limited	United Kingdom	100%

MasterCard Global Promotions & Sponsorships Annex, Inc.	Delaware	100%
MasterCard GTS Holdings (Mauritius) Private Limited	Mauritius	100%

3

MasterCard International Far East Ltd.	Delaware	100%
MasterCard International Global Maatschap	Belgium	100%
MasterCard International Holding LLC	Delaware	100%
MasterCard International Incorporated	Delaware	100%
MasterCard International Incorporated Chile Limitada	Chile	100%
MasterCard International Korea Ltd.	Korea, Republic of	100%
MasterCard International Philippines, Inc.	Delaware	100%
MasterCard International Services, Inc.	Delaware	100%
MasterCard Investment Holdings, Inc.	Delaware	100%
MasterCard Ireland Limited	Ireland	100%
MasterCard Japan K.K.	Japan	100%
MasterCard Jupiter Investments Sprl	Belgium	100%
MasterCard Latin America Holdings, Inc.	Delaware	100%
MasterCard Mercosur, Inc.	Delaware	100%
MasterCard Mexico, S. de R.L. de C. V.	Mexico	100%
MasterCard Middle East, Inc.	Delaware	100%
MasterCard Middle East Africa FZ-LLC	United Arab Emirates	100%
MasterCard Netherlands B.V.	Netherlands	100%
MasterCard New Zealand Limited	New Zealand	100%
MasterCard OOO	Russia	100%
MasterCard Originator SPC, Inc.	Delaware	100%
MasterCard Panama, S.R.L.	Panama	100%
MasterCard Peru, Inc.	Delaware	100%
MasterCard Puerto Rico, LLC	Puerto Rico	100%

4

MasterCard Qatar, LLC	Qatar	100%
MasterCard Services Limited	United Kingdom	100%
MasterCard Services SPC, Inc.	Delaware	100%
MasterCard Shanghai Business Consulting Co. Ltd.	China	100%
MasterCard Singapore Holding Pte. Ltd.	Singapore	100%
MasterCard Southern Africa (Pty) Ltd.	South Africa	100%
MasterCard Technologies, LLC	Delaware	100%
MasterCard Travelers Cheque, Inc.	Delaware	100%
MasterCard UK Financing LLC	Delaware	100%
MasterCard UK Holdings LLC	Delaware	100%
MasterCard UK Inc. Pension Trustees Limited	United Kingdom	100%
MasterCard UK Partners LP	United Kingdom	100%
MasterCard UK LLP	United Kingdom	100%
MasterCard UK Management LLC	Delaware	100%
MasterCard UK Management Services Limited	United Kingdom	100%
MasterCard UK, Inc.	Delaware	100%
MasterCard Uruguay Limitada	Uruguay	100%
MasterCard Venezuela, Inc.	Delaware	100%
MasterCard West Africa Limited	Nigeria	100%
MasterManager LLC	Delaware	100%
MC Indonesia, Inc.	Delaware	100%
MGTS Software Private Limited	India	100%
Mobile Financial Services Holdings Sprl	Belgium	50%
Mobile Payment Solutions Pte. Ltd	Singapore	60%

5

Mondex International Americas, Inc.	New Jersey	100%
Mondex International Limited	United Kingdom	100%
MTS Holdings, Inc.	Delaware	100%
MXI Management Limited	United Kingdom	100%
Orbiscom Limited	Ireland	100%
Orbiscom Inc.	Delaware	100%
Orbiscom UK Limited	United Kingdom	100%
Orbis Patents Limited	Ireland	100%
Orbiscom Ireland Limited	Ireland	100%
PT MasterCard Indonesia	Indonesia	100%
Purchase Street Research, LLC	Delaware	100%
SET Secure Electronic Transaction LLC	Delaware	50%
Strategic Payments Services Pty Limited	Australia	52.5%
The Third Man Limited	United Kingdom	100%
The 3rd Man Group Limited	United Kingdom	100%
Trevica S.A.	Poland	100%
Truaxis,Inc.	Delaware	100%

**	Percentages reflect direct ownership and indirect ownership through intermediate companies

6

SCHEDULE 6.2(f)

Liens

	Debtor	Secured Party	Filing Jurisdiction	Filing Number Filing Date	Collateral Description/Comments

1.	MasterCard International Incorporated	Ameritech Credit Corporation	Delaware – SOS	UCC-1 #2298581 4 11/27/2002	Leased computer equipment, etc.

1.(a)	MasterCard International Incorporated	Ameritech Credit Corporation	Delaware – SOS	Continuation #2007 2013299 05/30/2007	Continues UCC-1 #2298581 4 dated 11/27/2002.

1.(b)	MasterCard International Incorporated	Ameritech Credit Corporation	Delaware – SOS	Amendment #2007 4624200 12/07/2007	Amends UCC-1 #2298581 4 dated 11/27/2002. Secured Party’s name is amended to read AT&T Capital Services, Inc.

1.(c)	MasterCard International Incorporated	AT&T Capital Services, Inc.	Delaware – SOS	Amendment #2008 0296002 01/24/2008	Amends UCC-1 #2298581 4 dated 11/27/2002. Secured Party’s name is amended to read AT&T Capital Services, Inc.

	Debtor	Secured Party	Filing Jurisdiction	Filing Number Filing Date	Collateral Description/Comments

2.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	UMB Bank, N.A., as Trustee	Delaware – SOS	UCC-1 #4052447 2 02/25/2004	All right, title and interest of the City of Kansas City, Missouri, as Lessor and under a Lease Agreement, dated as of April 1, 2003, between the City of Kansas City, Missouri and MasterCard International, LLC, Lessee, and all property and rents, revenues and receipts derived by the City from the Project including, without limitation, all rentals and other amounts to be received by the City and paid by the Company under and pursuant to and subject to the provisions of the Lease.

2.(a)	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	UMB Bank, N.A., as Trustee	Delaware – SOS	Continuation #2008 4133391 12/12/2008	Continues UCC-1 #4052447 2 dated 02/25/2004.

2.(b)	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	UMB Bank, N.A., as Trustee	Delaware – SOS	Amendment #2011 1963209 05/24/2011	Amends UCC-1 #4052447 2 dated 02/25/2004. Debtor’s name is amended to read MasterCard Technologies, LLC.

2

	Debtor	Secured Party	Filing Jurisdiction	Filing Number Filing Date	Collateral Description/Comments

3.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2007 2073236 06/04/2007	Precautionary filing in connection with IBM equipment.

4.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2007 3700076 10/01/2007	Precautionary filing in connection with IBM equipment.

5.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2008 0676120 02/25/2008	Precautionary filing in connection with IBM equipment.

6.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2008 1877388 06/02/2008	Precautionary filing in connection with IBM equipment.

7.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2008 3246517 09/24/2008	Precautionary filing in connection with IBM equipment.

8.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2009 1039400 04/01/2009	Precautionary filing in connection with IBM equipment.

3

	Debtor	Secured Party	Filing Jurisdiction	Filing Number Filing Date	Collateral Description/Comments

9.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2009 3195168 10/05/2009	Precautionary filing in connection with IBM equipment.

10.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2010 0394886 02/03/2010	Precautionary filing in connection with IBM equipment.

11.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2010 2415044 07/06/2010	Precautionary filing in connection with IBM equipment.

12.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2011 0504608 02/10/2011	Precautionary filing in connection with IBM equipment.

13.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2011 2338773 06/17/2011	Precautionary filing in connection with IBM equipment.

14.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2011 3548149 09/15/2011	Precautionary filing in connection with IBM equipment.

4

	Debtor	Secured Party	Filing Jurisdiction	Filing Number Filing Date	Collateral Description/Comments

15.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2012 1237439 03/30/2012	Precautionary filing in connection with IBM equipment.

16.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2012 1238866 03/30/2012	Precautionary filing in connection with IBM equipment.

17.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2012 2197947 06/07/2012	Precautionary filing in connection with IBM equipment.

18.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2012 2448977 06/25/2012	Precautionary filing in connection with IBM equipment.

19.	MasterCard Technologies, LLC (formerly known as MasterCard International, LLC)	IBM Credit LLC	Delaware – SOS	UCC-1 #2012 3855287 10/05/2012	Precautionary filing in connection with IBM equipment.

20.	MasterCard International Incorporated	New York State Department of State	New York – SOS	State Tax Lien #E-003695448-W001-7 09/25/2012	State Tax Lien in amount of $483.84.

5

	Debtor	Secured Party	Filing Jurisdiction	Filing Number Filing Date	Collateral Description/Comments

21.	MasterCard International Incorporated	United States District Court, Southern District of New York	New York, U.S. District Court, Southern District	1:01-md-01409-WHP 11/04/2009	Judgment in re Currency Conversion Fee Antitrust Litigation.

22.	Mondex International, Inc.	New York State Department of State	New York – SOS	State Tax Lien #E-019062032-W001-6 12/17/2001	State Tax Lien in amount of $1,048.13.

23.	Mondex International, Inc.	New York State Department of State	New York – SOS	State Tax Lien #E-019062032-W002-1 06/29/2009	State Tax Lien in amount of $3,045.47.

6

EXHIBIT A

[FORM OF REVOLVING CREDIT NOTE]

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE (OTHER THAN PLEDGES OR ASSIGNMENTS HEREOF TO ANY FEDERAL RESERVE BANK) MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE MANAGING ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

REVOLVING CREDIT NOTE

$	New York, New York
, 20

FOR VALUE RECEIVED, the undersigned, MASTERCARD INCORPORATED, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay                      (the “Lender”) at the office of Citibank, N.A., located at 1615 Brett Road, Building No. 3, New Castle, Delaware, 19720, in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of                      DOLLARS ($        ), or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit Agreement (as defined below). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of Revolving Credit Loans made by the Lender from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The holder of this Note is authorized to record on Schedule A annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made by the Lender and the date and amount of each payment or prepayment of principal thereof, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of LIBOR Loans, the length of each Interest Period and the London Interbank Offered Rate with respect thereto. Each such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation shall not affect the obligation of the Borrower to repay (with applicable interest) Revolving Credit Loans made by the Lender pursuant to the Credit Agreement.

This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of November 16, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, Citibank, N. A., as Managing Administrative Agent and JPMorgan Chase Bank, N.A., as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

MASTERCARD INCORPORATED

By:
Name:
Title:

2

Schedule A

to Revolving Credit Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBOR LOANS

Date	Amount of LIBOR Loans	Amount Converted to or Continued as LIBOR Loans	Interest Period and London Interbank Offered Rate with Respect Thereto	Amount of Principal of LIBOR Loans Repaid	Amount of LIBOR Loans Converted to ABR Loans	Unpaid Principal Balance of LIBOR Loans	Notation Made By

EXHIBIT B

[FORM OF SWING LINE NOTE]

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE (OTHER THAN PLEDGES OR ASSIGNMENTS HEREOF TO ANY FEDERAL RESERVE BANK) MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE MANAGING ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

SWING LINE NOTE

$	New York, New York
, 20

FOR VALUE RECEIVED, the undersigned, MASTERCARD INCORPORATED, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay [CITIBANK, N.A.] / [JPMORGAN CHASE BANK, N.A.] / [BANK OF CHINA, NEW YORK BRANCH]/[LLOYDS TSB BANK plc]/[THE ROYAL BANK OF SCOTLAND plc]/[THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.]/[U.S. BANK, NATIONAL ASSOCIATION] (the “Swing Line Lender”), at its office located at [                    ], in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date, the principal amount of                      DOLLARS ($        ) or, if less, the aggregate unpaid principal amount of the Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to Section 2.18 of the Credit Agreement (as defined below). The Borrower further agrees to pay interest in like money at said office on the unpaid principal amount of Swing Line Loans from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The Swing Line Lender is authorized to record the date and the amount of each Swing Line Loan made by the Swing Line Lender to the Borrower pursuant to Section 2.18 of the Credit Agreement and the date and amount of each payment or prepayment of principal thereof on Schedule A annexed hereto and made a part hereof and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that any failure by the Swing Line Lender to make such recordation shall not affect the obligation of the Borrower to repay (with applicable interest) the Swing Line Loans made by the Swing Line Lender pursuant to the Credit Agreement.

This Note (a) is the Swing Line Note referred to in the Credit Agreement, dated as of November 16, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the [Swing Line Lender], the other banks and financial institutions from time to time parties thereto, Citibank, N.A, as Managing Administrative Agent and. JPMorgan Chase Bank, N.A. as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

MASTERCARD INCORPORATED

By:

Name:

Title:

2

Schedule A to

Swing Line Note

LOANS AND REPAYMENTS

Date	Amount of Swing Line Loans Made	Amount of Swing Line Loans Repaid	Unpaid Principal Balance of Swing Line Loans	Notation Made By

EXHIBIT C

[FORM OF CLOSING CERTIFICATE]

CLOSING CERTIFICATE

AS OF November 16, 2012

Pursuant to subsections 4.1 (b), 4.1(c), 4.1(d) and 4.1(e) of the Credit Agreement, dated as of November 16, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MasterCard Incorporated, a Delaware corporation the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), Citibank, N.A., as Managing Administrative Agent for the Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, the undersigned, the Treasurer of Borrower, hereby certifies as follows:

1. The representations and warranties of the Borrower set forth in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects (except that such representations and warranties that are qualified as to materiality are true and correct in all respects) on and as of the date hereof as if made on and as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date;

2. No Default or Event of Default has occurred and is continuing as of the date hereof or will occur after giving effect to the making of the Loans on the date hereof or the consummation of each of the transactions contemplated by the Loan Documents; and

3. Craig R. Brown is and at all times since November 20, 2007, has been the duly elected and qualified Assistant Secretary of the Borrower and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature;

and the undersigned Assistant Secretary of Borrower hereby certifies as follows:

4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower or any of its Material Subsidiaries, nor has any other event occurred affecting or threatening the corporate existence of the Borrower or any of its Material Subsidiaries;

5. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and attached hereto as Exhibit A is a certificate issued by the Secretary of State of the State of Delaware certifying as to the good standing of the Borrower;

6. (i) Attached hereto as Exhibit B is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower on September 11, 2012, approving and authorizing the execution, delivery and performance of the Credit Agreement and the other Loan Documents (all in compliance with the description and indicative terms of the Replacement Credit Facility as set forth in the Credit Facility Presentation, as these terms are referred to therein); such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein;

(ii) attached hereto as Exhibit C is a true and complete copy of the by-laws of the Borrower as amended or restated on or prior to the date hereof and as in effect at all times since September 21, 2010, to and including the date hereof, and

(iii) attached hereto as Exhibit D is a true and complete copy of the certificate of incorporation of the Borrower, as amended or restated on or prior to the date hereof and as in effect at all times since September 21, 2010, to and including the date hereof; and

7. The following persons are now duly elected and qualified officers of the Borrower, holding the offices indicated next to their respective names below, and such officers have held such offices with the Borrower at all times since September 11, 2012, to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower, the Credit Agreement and the other Loan Documents and any certificate or other document to be delivered by the Borrower pursuant to the Credit Agreement or any such Loan Document:

Name	Office	Signature

Sachin J. Mehra	Treasurer

C. Michael Ellison	Assistant Treasurer

Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein are so used as so defined.

[remainder of page intentionally blank]

2

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date first set forth above.

MASTERCARD INCORPORATED

By:	/s/ Sachin J. Mehra
Name: Sachin J. Mehra
Title: Treasurer

By:	/s/ Craig R. Brown
Name: Craig R. Brown
Title: Assistant Secretary

3

EXHIBIT D-1

FORM OF

CAF ADVANCE REQUEST

                    , 20

Citibank, N.A., as Managing Administrative Agent

1615 Brett Road, Building No. 3

New Castle, Delaware 19720

JPMorgan Chase Bank, N.A., as Administrative Agent

500 Stanton Christiana Road, Ops. 2, Floor 03

Newark, Delaware 19713-2107

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of November 16, 2012, among the MasterCard Incorporated, a Delaware corporation, the Lenders named therein, Citibank, N.A., as Managing Administrative Agent and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

This is a [Fixed Rate] [LIBOR] CAF Advance Request pursuant to Section 2.9 of the Credit Agreement requesting offers for the following CAF Advances:

[NOTE: Pursuant to the Credit Agreement, a CAF Advance Request shall be transmitted in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission. In any case, a CAF Advance Request shall contain the information set forth in the grid below.]

	Loan 1	Loan 2	Loan 3

Aggregate Principal Amount	$	$	$

Borrowing Date

CAF Advance Maturity Date

CAF Advance Interest Payment Dates

Very truly yours,

MASTERCARD INCORPORATED

By:
Name:
Title:

2

EXHIBIT D-2

FORM OF

CAF ADVANCE OFFER

                    , 20

Citibank, N.A., as Managing Administrative Agent

1615 Brett Road, Building No. 3

New Castle, Delaware 19720

JPMorgan Chase Bank, N.A., as Administrative Agent

500 Stanton Christiana Road, Ops. 2, Floor 03

Newark, Delaware 19713-2107

Dear Sirs:

Reference is made to the Credit Agreement, dated as of November 16, 2012, among MasterCard Incorporated, a Delaware corporation (the “Borrower”), the Lenders named therein, Citibank, N.A., as Managing Administrative Agent for such Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent for such Lenders (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein as therein defined.

In accordance with Sections 2.8 and 2.9 of the Credit Agreement, the undersigned Lender offers to make CAF Advances thereunder to the Borrower in the following amounts with the following maturity dates:

Borrowing Date: , 20	Aggregate Maximum Amount: $

Maturity Date 1: , 20	Maximum Amount: $ $ offered at * $ offered at *

Maturity Date 2: , 20	Maximum Amount: $ $ offered at * $ offered at *

Maturity Date 3: , 20	Maximum Amount: $ $ offered at * $ offered at *

[NOTE: Insert the interest rate offered for the specified CAF Advance where indicated by an asterisk (*). In the case of LIBOR CAF Advances, insert a margin bid. In the case of Fixed Rate CAF Advances, insert a fixed rate bid.]

Very truly yours,

[NAME OF LENDER]

By:
Name:
Title:
Telephone No.:
Telecopy No.:

2

EXHIBIT D-3

FORM OF

CAF ADVANCE CONFIRMATION

                    , 20

Citibank, N.A.,

as Managing Administrative Agent

1615 Brett Road, Building No. 3

New Castle, Delaware 19720

JPMorgan Chase Bank, N.A.,

as Administrative Agent

500 Stanton Christiana Road, Ops. 2, Floor 03

Newark, Delaware 19713-2107

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of November 16, 2012, among the undersigned, MasterCard Incorporated, the Lenders named therein, Citibank, N.A., as Managing Administrative Agent and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

In accordance with Section 2.9 of the Credit Agreement, the undersigned accepts and confirms the offers by the CAF Advance Lender(s) to make CAF Advances to the undersigned on                     , 20     under Section 2.9 in the (respective) amount(s) set forth on the attached list of CAF Advances offered.

Very truly yours,

MASTERCARD INCORPORATED

By:
Name:
Title:

[Borrower to attach CAF Advance offer list prepared by the Managing Administrative Agent with accepted amount entered by the Borrower to the right of each CAF Advance Offer].

EXHIBIT D-4

FORM OF

CAF ADVANCE ASSIGNMENT

CAF Advance ASSIGNMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the Assignor Lender set forth in Item 2 of Schedule I hereto (the “Assignor Lender”), the CAF Advance Assignee set forth in Item 3 of Schedule I hereto (the “CAF Advance Assignee”), and CITIBANK, N.A., as Managing Administrative Agent for the Lenders under the Credit Agreement described below (in such capacity, the “Managing Administrative Agent”).

W I T N E S S E T H :

WHEREAS, this CAF Advance Assignment is being executed and delivered in accordance with subsection 9.6(c) of the Credit Agreement, dated as of November 16, 2012, among MasterCard Incorporated, a Delaware corporation (the “Borrower”), the Assignor Lender and the other Lenders parties thereto, the Managing Administrative Agent and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined); and

WHEREAS, the Assignor Lender has advanced to the Borrower the CAF Advance described in Item 5 of Schedule I hereto (the “CAF Advance”), and the Assignor Lender is assigning the CAF Advance to the CAF Advance Assignee pursuant to this CAF Advance Assignment;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. The Assignor Lender acknowledges receipt from the CAF Advance Assignee of an amount equal to the purchase price, as agreed between the Assignor Lender and the CAF Advance Assignee, of the outstanding principal amount of, and accrued interest on, the CAF Advance. The Assignor Lender hereby irrevocably sells, assigns and transfers to the CAF Advance Assignee without recourse, representation or warranty, except as set forth in subsection 4(i) hereof and the CAF Advance Assignee hereby irrevocably purchases, takes and acquires from the Assignor Lender, the CAF Advance, together with all instruments and documents pertaining thereto.

2. (a) From and after the date set forth in Item 4 of Schedule I hereto (the “Transfer Effective Date”), principal and interest that would otherwise be payable to or for the account of the Assignor Lender pursuant to the CAF Advance shall, instead, be payable to or for the account of the CAF Advance Assignee, whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date.

(b) If Item 6 of Schedule I hereto contains payment instructions for the CAF Advance Assignee and if the CAF Advance Assignee delivers a copy of this CAF Advance Assignment to the Managing Administrative Agent in accordance with subsection 9.6(f) of the Credit Agreement at least 5 Business Days prior to the due date of any payment to the CAF

Advance Assignee, the CAF Advance Assignee hereby instructs the Managing Administrative Agent to pay all such amounts payable to it pursuant to the provision of subparagraph (a) of this paragraph 2, in accordance with such payment instructions. If Item 6 of Schedule I hereto does not contain payment instructions for the CAF Advance Assignee (or a copy hereof is not delivered to the Managing Administrative Agent as aforesaid), the Assignor Lender and the CAF Advance Assignee agree that, notwithstanding the provisions of subparagraph (a) of this paragraph 2, the Assignor Lender is hereby appointed by the CAF Advance Assignee as its collection agent to receive from the Managing Administrative Agent, for and on behalf of and for the account of the CAF Advance Assignee, all amounts payable to or for the account of the CAF Advance Assignee under the CAF Advance; the Assignor Lender will immediately pay over to the CAF Advance Assignee any such amounts received by it, in like funds as received.

3. Each of the parties to this CAF Advance Assignment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this CAF Advance Assignment.

4. By executing and delivering this CAF Advance Assignment, the Assignor Lender and the CAF Advance Assignee confirm to and agree with each other and the Managing Administrative Agent and the Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and has the corporate power and authority, and the legal right to sell, assign and transfer the CAF Advance to the CAF Advance Assignee, the Assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or such other instrument or document furnished pursuant thereto; (ii) the Assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) the CAF Advance Assignee confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.1, the financial statements delivered pursuant to Section 5.1, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this CAF Advance Assignment; (iv) the CAF Advance Assignee will, independently and without reliance upon the Managing Administrative Agent the Assignor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in respect of the Credit Agreement; and (v) the CAF Advance Assignee appoints and authorizes the Managing Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Managing Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 8 of the Credit Agreement.

5. Each party hereto represents and warrants to and agrees with the Managing Administrative Agent that it is aware of and will comply with the provisions of Section 9.6 of the Credit Agreement.

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6. THIS CAF ADVANCE ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this CAF Advance Assignment to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

3

Item 1 (Date of CAF Advance Assignment):	[Insert date of CAF Advance Assignment]

Item 2 (Assignor Lender):	[Insert name of Assignor Lender]

Item 3 (CAF Advance Assignee):	[Insert name, address and telephone numbers and name of contact party of CAF Advance Assignee]

Item 4 (Transfer Effective Date):	[Insert Transfer Effective Date] [To be a date not less than five business days after date of CAF Advance Assignment]

Item 5 (Description of CAF Advance):

a. Date: b. Principal Amount:

Item 6 (Payment Instructions):	[Complete only if payments are to be made by Managing Administrative Agent to CAF Advance Assignee rather than to Assignor Lender as collection agent for CAF Advance Assignee; leave blank if Assignor Lender is to act as such collection agent]

Item 7 (Signatures):

,
as Assignor Lender

By:
Name:
Title:

,
as Bid Loan Assignee

By:
Name:
Title:

4

ACCEPTED FOR RECORDATION IN REGISTER:

CITIBANK, N.A., as Managing Administrative Agent

By:
Name:
Title:

5

EXHIBIT E

SWING LINE LOAN PARTICIPATION CERTIFICATE

                 , 20

[Name of Lender]

Ladies and Gentlemen:

Pursuant to subsection 2.18(e) of the Credit Agreement, dated as of November 16, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined), among MasterCard Incorporated, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), Citibank, N.A., as Managing Administrative Agent for the Lenders thereunder (in such capacity, the “Managing Administrative Agent”), and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders thereunder (in such capacity, the “Administrative Agent), the undersigned, as Swing Line Lender under the Credit Agreement, hereby acknowledges receipt from you on the date hereof of                      DOLLARS ($        ) as payment for a participating interest in the following Swing Line Loan:

Date of Swing Line Loan:

Principal Amount of Swing Line Loan Participating Interest:	$

Very truly yours,

[SWING LINE LENDER]

By:
Name:
Title:

EXHIBIT F-1

[FORM OF OPINION OF GENERAL COUNSEL TO THE BORROWER]

November 16, 2012

To (a) the several banks and other financial

institutions parties on the date hereof to the

Agreement referred to below and each of their

assignees, (b) Citibank, N.A., as Managing

Administrative Agent under said Agreement and

(c) JPMorgan Chase Bank, N.A., as

Administrative Agent under said Agreement

Dear Sirs:

I am General Counsel of MasterCard Incorporated, a Delaware corporation (the “Borrower”), and am familiar with the Credit Agreement, dated as of November 16, 2012 (the “Agreement”), among the Borrower, the banks and other financial institutions parties thereto (the “Lenders”), Citibank, N.A., as Managing Administrative Agent for the Lenders (in such capacity, the “Managing Administrative Agent”) and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). This opinion is delivered to you pursuant to subsection 4.1(g)(i) of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

In connection with this opinion, I have examined an executed copy of the Agreement, and such corporate documents and records of the Borrower and its Subsidiaries and certificates of public officials and officers of the Borrower and its Subsidiaries, and such other documents, as I have deemed necessary or appropriate for the purposes of this opinion. For the purposes of this opinion, I have assumed (i) the genuineness of all signatures of, and the authority of, Persons signing the Agreement on behalf of parties thereto other than the Borrower, (ii) the authenticity of all documents submitted to me as originals and (iii) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

Based upon the foregoing, I am of the opinion that:

i. Each of the Borrower and its Subsidiaries (a) is an entity duly organized, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation (provided that no opinion is given under this clause (a) with respect to any Subsidiary that is not a Material Subsidiary of the Borrower if the failure of such Subsidiary to be duly organized, validly existing or in good standing could not reasonably be expected to have a Material Adverse Effect), (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction (other than that of its organization) where its ownership, lease or operation of property or the conduct of its business requires such qualification, except in the case of (b) or (c), to the extent that the failure to have such power, authority and legal right or to qualify as a foreign entity or to be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ii. The execution, delivery and performance by the Borrower of the Agreement are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action, require no governmental approval, and do not contravene any law or regulation applicable to, including, without limitation, Regulation T, U or X of the Board, or any contractual restriction binding on, the Borrower.

iii. The Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with, notice to or other act by or in respect of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance or validity of the Agreement other than those expressly required by the terms of the Agreement.

iv. To the best of my knowledge after due inquiry, except to the extent set forth in Schedule 3.6 attached to the Agreement or as previously disclosed in any public filings made by the Borrower, there are no pending or threatened actions or proceedings affecting the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or such Subsidiary, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

v. The Borrower is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

I am a member of the Bar of the State of New York and express no opinion on any laws other than the laws of the State of New York, the Delaware Corporation Law and the federal laws of the United States.

Very truly yours,

/s/ Noah J. Hanft, Esq.
Noah J. Hanft, Esq.
General Counsel

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EXHIBIT F-2

[FORM OF OPINION OF SPECIAL NEW YORK COUNSEL TO THE MANAGING

ADMINISTRATIVE AGENT]

November 16, 2012

To each of the Lenders, each of its Assignees,

the Managing Administrative Agent, and

the Administrative Agent party to the

Credit Agreement referred to below

Ladies and Gentlemen:

We have acted as special New York counsel to Citibank, N.A., as Managing Administrative Agent (in such capacity, the “Managing Administrative Agent”) in connection with the Credit Agreement dated as of November 16, 2012 (the “Credit Agreement”) among MasterCard Incorporated (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and the Managing Administrative Agent.

This opinion is furnished to you pursuant to Section 4.1(g)(ii) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

In arriving at the opinions expressed below, we have examined and relied on an executed counterpart of the Credit Agreement and we have made such investigations of law as we have deemed appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement.

In rendering the opinions expressed below, we have assumed, with respect to the Credit Agreement, that:

(i) the Credit Agreement has been duly authorized by, has been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Borrower) constitutes the legal, valid, binding and enforceable obligation of, all of the parties thereto;

(ii) all signatories to the Credit Agreement have been duly authorized;

(iii) all of the parties to the Credit Agreement are duly organized and validly existing under the laws of their respective jurisdictions of incorporation and have the power and authority (corporate or other) to execute, deliver and perform the Credit Agreement.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

The foregoing opinions are subject to the following comments and qualifications:

(A) The enforceability of Section 9.5 of the Credit Agreement may be limited by laws limiting the enforceability of provisions releasing, exculpating or exempting a party from or requiring indemnification of a party for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

(B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

(C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose for the loan or use of money or other credit, (ii) Sections 9.6(b) and 9.7(b) of the Credit Agreement to the extent they purport to grant a right of set-off, (iii) Section 9.13(a) of the Credit Agreement, insofar as it relates to the subject matter jurisdiction of any court of the United States of America sitting in the Southern District of New York to adjudicate any controversy related to the Loan Documents, (iv) Section 9.13(b) of the Credit Agreement insofar as it relates to inconvenient forum with respect to any Federal court and (v) Section 9.9 of the Credit Agreement.

The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

2

This opinion letter is, pursuant to Section 4.1(g)(ii) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Agent and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

Very truly yours,

RMG/MJB

3

EXHIBIT G

FORM OF

BORROWING NOTICE

Citibank, N.A.,

as Managing Administrative Agent

1615 Brett Road, Building No. 3

New Castle, Delaware 19720

Attention: Agency Department

JPMorgan Chase Bank, N.A.,

as Administrative Agent

500 Stanton Christiana Road, Ops. 2, Floor 03

Newark, Delaware 19713-2107

Dear Sirs:

This Borrowing Notice is delivered to you by the undersigned (the “Borrower”) in connection with Section 2.2 of the Credit Agreement, dated as of November 16, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the several banks and other financial institutions from time to time parties thereto (the “Lenders”), Citibank, N.A., as Managing Administrative Agent for the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that Loans be made in the aggregate principal amount of $         on                 , 20     (the “Borrowing Date”). The Borrower requests that such Loans be made as1 [LIBOR Loans in a principal amount of $         having an initial Interest Period of [one week][     months] [ABR Loans in a principal amount of $        ]. The Borrower requests that the Loans requested be paid into account at [bank].

The Borrower hereby certifies that the representations and warranties contained in Section 3 of the Credit Agreement (excluding the representations and warranties made in Section 3.2 and 3.6) will be true and correct in all material respects on and as of the Borrowing Date with the same effect as if made on and as of such date both before and after giving effect to the Loans to be made on the Borrowing Date and that no event has occurred or will be continuing on the Borrowing Date, or will result from the making of the Loans to be made on the Borrowing Date, which constitutes a Default or an Event of Default.

[1]	Insert appropriate interest rate option, and, if applicable, interest period. If Loans are to be a combination of LIBOR and ABR Loans, specify the respective amounts of each type.

IN WITNESS WHEREOF, the Borrower has caused this request and certificate to be executed and delivered by its duly authorized officer this              day of             , 20    .

MasterCard Incorporated

By:
Name:
Title:

2

EXHIBIT H

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement, dated as of November 16, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MasterCard Incorporated, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), Citibank, N.A., as Managing Administrative Agent for the Lenders (in such capacity, the “Managing Administrative Agent”) and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), and Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

             (the “Assignor”) and              (the “Assignee”) agree as follows:

i. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below) (but not prior to the registration of the information contained herein in the Register pursuant to subsection 9.6(e) of the Credit Agreement), an interest (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1.

ii. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) (i) requests that the Managing Administrative Agent, upon request by the Assignee, (a) exchange any attached Notes for a new Note or Notes payable to the Assignee or, (b) if the Assignor does not hold any Notes, issue a new Note or Notes payable to the Assignee if so requested and (ii) if (A) the Assignor has retained any interest in the Assigned Facility and (B) the Assignor holds any Notes, requests that the Managing Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

iii. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that, to the extent it has so required, it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in or delivered pursuant to Sections 3.1 and 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Managing Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Managing Administrative Agent to take such action as Managing Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Managing Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that, with respect to the Assigned Interest, it will be a party to and bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection 2.21(b) of the Credit Agreement.

iv. The effective date of this Assignment and Acceptance shall be                      , 20     (the “Effective Date”). Following the execution of this Assignment and Acceptance and the consent hereto by the Borrower to the extent required under the Credit Agreement, it will be delivered to the Managing Administrative Agent for acceptance by it and recording by the Managing Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Managing Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Managing Administrative Agent).

v. Upon such acceptance and recording, from and after the Effective Date, the Managing Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor and Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Managing Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

vi. From and after the Effective Date, (a) the Assignee shall, with respect to the Assigned Interest, be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except pursuant to Sections 2.19, 2.20 and 9.5 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

vii. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

2

viii. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

3

Schedule 1

to Assignment and Acceptance

Re: Assignment and Acceptance relating to the Credit Agreement, dated as of November 16, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MasterCard Incorporated, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), Citibank, N.A., as Managing Administrative Agent for the Lenders (in such capacity, the “Managing Administrative Agent” ) and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Credit Facility Assigned	Principal Amount Assigned

Revolving Credit	$

The terms set forth above are hereby agreed to by:

[NAME OF ASSIGNEE]	[NAME OF ASSIGNOR]

By	By
Name:	Name:
Title:	Title:

Accepted:	Consented To:

CITIBANK, N.A., as	MASTERCARD INCORPORATED
Managing Administrative Agent

By	By
Name:	Name:
Title:	Title:

4

EXHIBIT I

[FORM OF COMPLIANCE CERTIFICATE]

Pursuant to subsection 5.2(a) of the Credit Agreement, dated as of November 16, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MasterCard Incorporated, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), Citibank, N.A., as Managing Administrative Agent for the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, the undersigned,              of the Borrower, hereby certifies that during the period from [            ] to [            ] (the “Reporting Period”), except as set forth on Schedule I hereto:

1. To the best of my knowledge, during Reporting Period, the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement, including the negative covenant set forth in Section 6.1 of the Credit Agreement, and the other Loan Documents to be observed, performed or satisfied by it.

2. No Default or Event of Default has occurred and is continuing as of the date hereof.

3. Attached are true and correct calculations demonstrating compliance with Section 6.1 of the Credit Agreement.

Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein are so used as so defined.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her name and affixed the corporate seal.

MASTERCARD INCORPORATED

By:
Name:
Title:

Date:                  , 20

Schedule I to

Compliance Certificate

[Disclosure]

EXHIBIT J-1

[FORM OF NEW LENDER SUPPLEMENT]

SUPPLEMENT, dated             , to the Credit Agreement dated as of November 16, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MASTERCARD INCORPORATED, a Delaware corporation (the “Borrower”), the several banks and other financial institutions parties thereto (the “Lenders”), CITIBANK, N.A., as Managing Administrative Agent (in such capacity, the “Managing Administrative Agent”) for the Lenders and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H :

WHEREAS, the Credit Agreement provides in subsection 2.23(b) thereof that any bank, financial institution or other entity, although not originally a party thereto, may become a party to the Credit Agreement with the consent of the Borrower and the Managing Administrative Agent by executing and delivering to the Borrower and the Managing Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, the undersigned hereby agrees as follows:

1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrower and the Managing Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment of $        .

2. The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon the Managing Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Managing Administrative Agent to take such action as Managing Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Managing Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.21(b) of the Credit Agreement.

3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

4. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By
Name:
Title:

Accepted this      day of

            ,         .

MASTERCARD INCORPORATED

By
Name:
Title:

Accepted this day of , .

CITIBANK, N.A., as Managing Administrative Agent

By
Name:
Title:

2

EXHIBIT J-2

[FORM OF COMMITMENT INCREASE SUPPLEMENT]

SUPPLEMENT, dated             , to the Credit Agreement dated as of November 16, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MASTERCARD INCORPORATED, a Delaware corporation (the “Borrower”), the several banks and other financial institutions parties thereto (the “Lenders”), CITIBANK, N.A., as Managing Administrative Agent (in such capacity, the “Managing Administrative Agent”) for the Lenders and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H :

WHEREAS, the Credit Agreement provides in subsection 2.23(c) thereof that any Lender with (when applicable) the consent of the Borrower may increase the amount of its Commitment by executing and delivering to the Borrower and the Managing Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned now desires to increase the amount of its Commitment under the Credit Agreement;

NOW THEREFORE, the undersigned hereby agrees as follows:

1. The undersigned agrees, subject to the terms and conditions of the Credit Agreement, that on the date this Supplement is accepted by the Borrower and the Managing Administrative Agent it shall have its Commitment increased by $        , thereby making the amount of its Commitment $        .

2. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF LENDER]

By
Name:
Title:

Accepted this      day of

            ,         .

MASTERCARD INCORPORATED

By
Name:
Title:

Accepted this day of , .

CITIBANK, N.A., as Managing Administrative Agent

By
Name:
Title:

2

EXHIBIT K-1

[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of November 16, 2012, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MASTERCARD INCORPORATED, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to the Credit Agreement (the “Lenders”), CITIBANK, N.A., as managing administrative agent for the Lenders under the Credit Agreement (in such capacity, the “Managing Administrative Agent”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders under the Credit Agreement (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.21 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Managing Administrative Agent and the Borrower with a certificate of its non-U.S. person status on United States Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Managing Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Managing Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT K-2

[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of November 16, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MASTERCARD INCORPORATED, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to the Credit Agreement (the “Lenders”), CITIBANK, N.A., as managing administrative agent for the Lenders under the Credit Agreement (in such capacity, the “Managing Administrative Agent”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders under the Credit Agreement (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.21 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Managing Administrative Agent and the Borrower with United States Internal Revenue Service Form W-8IMY accompanied by a United States Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Managing Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Managing Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

2

EXHIBIT K-3

[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of November 16, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MASTERCARD INCORPORATED, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to the Credit Agreement (the “Lenders”), CITIBANK, N.A., as managing administrative agent for the Lenders under the Credit Agreement (in such capacity, the “Managing Administrative Agent”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders under the Credit Agreement (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.21 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on United States Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT K-4

[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of November 16, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MASTERCARD INCORPORATED, a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to the Credit Agreement (the “Lenders”), CITIBANK, N.A., as managing administrative agent for the Lenders under the Credit Agreement (in such capacity, the “Managing Administrative Agent”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders under the Credit Agreement (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.21 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with United States Internal Revenue Service Form W-8IMY accompanied by a United States Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[    ]